Exhibit 10.21

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED

BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Execution Version

LICENSE AGREEMENT

BY AND BETWEEN

CARA THERAPEUTICS, INC.

AND

VIFOR (International) LTD.

October 15, 2020

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as of  October 15, 2020 (the “Effective Date”), by and between Cara Therapeutics, Inc., a corporation organized and existing under the laws of Delaware and having an office located at offices at 4 Stamford Plaza, 107 Elm Street, 9th Floor Stamford, CT 06902 (“Cara”), and Vifor (International) Ltd., a corporation organized and existing under the laws of Switzerland and having an office located at Rechenstrasse 37, CH-9014 St. Gallen, Switzerland (“Vifor”).

INTRODUCTION

1.         Cara is a biopharmaceutical company focused on, among other things, the discovery, research and development of novel drugs to address unmet medical needs.

2.         Vifor is a pharmaceutical company focused on, among other health conditions, renal care and it has expertise and resources relating to, among other things, promotion, marketing, sale and distribution of pharmaceutical products useful in treating patients with renal diseases.

3.         Cara has developed expertise, technology and intellectual property relating to its drug candidate referred to as CR-845, in intravenous (or I.V.) form, and wishes to license such drug candidate (solely in I.V. form, except as otherwise provided per Section 2.7 below) on an exclusive basis for marketing, promotion and sale for use in the Field (as defined below) in the United States (with certain limitations on such license rights with respect to dialysis clinics in the United States owned by Fresenius Medical Care (or its affiliate), as further specified below).

4.         Vifor desires to obtain such license rights in accordance with the terms of this Agreement.

5.         Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”), an affiliate of Vifor, previously entered into a license agreement with Cara covering the grant to VFMCRP of certain license rights to commercialize CR-845 in I.V. form in the Field in certain territories and to certain markets, and the Parties hereto intend that this Agreement is consistent with the terms of that prior agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Cara and Vifor agree as follows:

ARTICLE I

DEFINITIONS

Unless specifically set forth to the contrary herein, the following capitalized terms, when used in this Agreement and whether used in the singular or plural, shall have the respective meanings set forth below:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.1       “Accounting Standards” means, with respect to either Party or its Affiliates, United States generally accepted accounting principles (GAAP), consistently applied, as such standards exist from time to time, consistently applied throughout the applicable entity or organization.

1.2       “Affiliate” means, with respect to an entity, any corporation or other business entity controlled by, controlling, or under common control with the first entity, with term “controlling” (with correlative meanings for the terms “controlled by” and “under common control with”) meaning that the applicable entity has direct or indirect beneficial ownership of more than 50% of the voting stock of, or  the actual ability (direct or indirect) to direct and control the management and business policies of, the applicable other entity.  The Parties acknowledge and agree that VFMCRP shall be considered an “Affiliate” of Vifor for the purposes of this Agreement so long as it meets the definition set forth in this Section 1.2 and/or Vifor retains at least a 50% interest in the income of VFMCRP.  Notwithstanding the foregoing, the “Affiliates” of Vifor will not include, FMC or any member of the FMC Group.

1.3       “API” means active pharmaceutical ingredient, which is also commonly referred to as drug substance.

1.4       “Applicable Law” means all laws, statutes, rules, codes, regulations, orders, judgments or ordinances applicable to a Party in connection with the applicable activities of such Party as contemplated under this Agreement.

1.5       “Business Day” means a day that is not a Saturday, Sunday or a day on which national banking institutions in Stamford, Connecticut and in Zurich, Switzerland are authorized by Law to remain closed.

1.6       “Bundle” means a treatment protocol for which CMS has either (a) issued a final ruling to include a Licensed Product in the bundled payment under the End-Stage Renal Disease Prospective Payment System for renal dialysis services, or (b) provided written confirmation that CMS considers the Licensed Product to be included as part of the bundled payment under such End-Stage Renal Disease Prospective Payment System.

1.7       “Bundled Product” means one or more Licensed Products together with one or more other products that are either (a) packaged together for sale or shipment as a single unit or sold at a single price or (b) marketed or sold collectively as a single product.

1.8       “Calendar Quarter” means any of the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.9       “Calendar Year” means any successive period of twelve (12) consecutive months commencing on a January 1 and ending on the following December 31.

1.10     “Cara Product Technology” means all Licensed Patent Rights and Licensed Know-How.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.11     “CMS” means Center for Medicaid & Medicare Services.

1.12     “COGS” means the actual cost of goods sold for Licensed Product sold in the U.S. hereunder, as agreed by the Parties from time-to-time in accordance with US GAAP.

1.13     “Combination Product” means any Licensed Product that is comprised of two or more APIs, at least one of which is the Licensed Compound.

1.14     “Commercialization Plan” means the plan developed by Vifor and as approved by the JCC, as set forth in Section 3.3, that sets forth the Commercialization activities to be undertaken by (or on behalf of) Vifor with respect to Licensed Product in the U.S., and as such plan may be amended, updated or modified in writing by the JCC or the Parties, as provided in this Agreement.

1.15     “Commercially Reasonable Efforts” means, with respect to particular efforts to be expended by a Party with respect to any objective, including, without limitation, Development, seeking Regulatory Approval or Reimbursement Approval, Commercialization and manufacturing of the Licensed Products under the Agreement, those efforts and resources commonly used and applied by a similarly situated pharmaceutical company to conduct similar tasks or obligations for compounds or pharmaceutical products at a similar stage of research, development, commercialization and which are of similar market potential as the Licensed Product and (if applicable) at a similar stage of product life, in each case taking into account the Relevant Factors in effect at the time such efforts are expended.

1.16     “Commercialization” or “Commercialize” means any activity directed to obtaining pricing or reimbursement approvals, manufacturing, marketing, promoting, distributing, importing, offering to sell or selling a Licensed Product.

1.17     “Compound” means the kappa opioid receptor agonist compound of Cara known as “CR-845”, having the chemical structure set forth in Exhibit 1.17 of this Agreement, including any salt, known pro-drug (i.e., a chemically modified form of such agonist compound that is designed and intended to be metabolized in a human to become such agonist compound), freebase, partially protonated or deprotonated form, or crystal form of such compound or a stereoisomer thereof.

1.18     “Competing Product” means any pharmaceutical product, other than the Licensed Product, that is an agonist of the kappa-opioid receptor and is directed to the inhibition, prevention or treatment of uremic pruritus.

1.19     “Confidential Information” means, with respect to a Party, any and all data, results and other Know-How, which may include scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial results, data and other information, that is or was provided or disclosed by such Party (or its Affiliate) to the other Party (or its Affiliate), whether communicated in writing or orally or by any other method, in connection with this Agreement and including all such  information that was or is provided or disclosed under or in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

connection with the VFMCRP Agreement.  Notwithstanding the foregoing, the term “Confidential Information” excludes particular information that, in each case as demonstrated by competent written documentation:

(a)        is publicly disclosed and made generally available to the public, either before or after it becomes known to the receiving Party, and other than through any act or omission of the receiving Party or its Affiliates in breach of this Agreement;

(b)       was known to the receiving Party or its Affiliate, without obligation to a Third Party to keep it confidential, prior to the date of first disclosure by the disclosing Party to the receiving Party;

(c)        is subsequently disclosed to the receiving Party or its Affiliate by a Third Party lawfully in possession thereof without obligation to keep it confidential and without a breach of such Third Party’s obligations of confidentiality; or

(d)       has been independently developed by the receiving Party or its Affiliate without the aid, application or use of the disclosing Party’s Confidential Information (the competent written proof of which must be contemporaneous with such independent development).

1.20     “Control” means, with respect to any item of or right under Patent Rights or Know-How, that the applicable Party owns or has a license (or sublicense, as applicable) under (other than a license granted by the other Party pursuant to this Agreement) such items or right, and has the actual rights to grant the other Party access to and/or a license or sublicense (as applicable) under such item or right, as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.21     “Cover” means (with correlative meanings for the terms “Covering” or “Covered”), with respect to a compound, composition of matter, formulation, apparatus, article of manufacture, product, technology, process or method (collectively, “Compositions or Technology”) that, in the absence of ownership of or a license granted under a particular Valid Claim, the manufacture, use, offer for sale, sale or importation of such Compositions or Technology would infringe such Valid Claim, or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue.

1.22     “Default” means, with respect to a Party, that (a) any material representation and warranty of such Party set forth in this Agreement shall have been untrue in any material respect when made, or (b) such Party shall have materially failed to perform any material obligation of such Party set forth in this Agreement.

1.23     “Development” or “Develop” means all internal and external research, development prior to receipt of Regulatory Approval in the applicable country, including (as applicable):  research, preclinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

manufacturing, quality assurance/quality control procedure development and performance with respect to clinical materials, statistical analysis and report writing and clinical studies, regulatory affairs, and all other pre-Regulatory Approval activities.  “Development” will also include development and regulatory activities for additional forms, formulations or indications for a Licensed Product after Regulatory Approval of such Licensed Product, and clinical trials initiated following receipt of Regulatory Approval, or to be conducted after a Regulatory Approval, that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication. When used as a verb, “Develop” means to engage in Development.

1.24     “Dollars” or “$” means the legal tender of the U.S.

1.25     “FDA” or “Food and Drug Administration” means the United States Food and Drug Administration, or any successor agency thereto.

1.26     “Field” means all therapeutic uses relating to the inhibition, prevention or treatment of itch associated with pruritus in hemodialysis and peritoneal dialysis patients in the United States using the Licensed Product.

1.27     “First Commercial Sale” means, as to a particular Licensed Product in the United States, on a Licensed Product-by-Licensed Product basis, the first sale of such Licensed Product in a bona fide arms-length transaction by or on behalf of Vifor or its Affiliate or Sublicensee to a Third Party in the United States in exchange for cash or some equivalent to which value can be assigned after such Licensed Product has been granted all necessary Regulatory Approvals by a Regulatory Authority having jurisdiction for such country. First Commercial Sale excludes any sale or other distribution for use in a clinical trial or other Development activity, or for compassionate or named-patient use sold at or below seller’s costs.

1.28     “FMC Group” means FMC and FMC’s Affiliates and FMC US Dialysis Clinics, which for purposes of this Agreement are not considered to be Affiliates of Vifor.

1.29     “FMC” means Fresenius Medical Care Holdings Inc., a New York corporation, which for purposes of this Agreement is not considered to be an Affiliate of Vifor.

1.30     “FMC US Dialysis Clinics” means mean Majority Owned Clinics and Formulary Clinics (in each case, as defined below), and home hemodialysis and peritoneal-dialysis programs administered through Majority Owned Clinics or Formulary Clinics.

For the purposes of this Agreement:  (i) “Majority Owned Clinics” shall mean all dialysis clinics and home dialysis programs in the U.S. that are Affiliates of FMC; and (ii) “Formulary Clinics” shall mean, except as otherwise provided below, all dialysis clinics (including home dialysis programs) in the U.S. that purchase pharmaceutical products under FMC’s or FMC’s Affiliates’ formulary guidelines and all dialysis clinics (including home dialysis programs) for which FMC or its Affiliates provide management or administrative services that include the purchase of pharmaceutical products.  For clarity,

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BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

the Majority Owned Clinics and Formulary Clinics existing on the Effective Date are all listed by name and address on the “List of FMC US Dialysis Clinics” document provided to Cara as of just prior to the effective date of the VFMCRP Agreement.  Notwithstanding the foregoing, the term “Formulary Clinics” expressly excludes (except as otherwise agreed by the Parties in writing) all dialysis clinics and home dialysis programs owned or operated by any of the five dialysis providers listed on Exhibit 1.30 of this Agreement or any affiliate of any such provider (and, for clarity, any sales of Licensed Product by Cara (or its Affiliate) to any such clinics or programs shall not be included in Net Sales or in the calculation of “Net Profit/Non-FMC Customers” hereunder).

1.31     “Generic Product” means, with respect to a Licensed Product, any other product sold by a Third Party in the United States that (a) contains the same active ingredient (and no other active ingredient(s)) and has regulatory approval for the same use as the Licensed Product, (b) has received marketing approval in the United States by reference to any Regulatory Approval in the United States for the Licensed Product (or any data therein) and (c) is sold in in the United States by a Third Party that is not a sublicensee of Licensee or its Affiliates and did not purchase such product in a chain of distribution that included Licensee, its Affiliates or sublicensees.

1.32     “Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practice standards, practices and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

1.33     “Governmental Authority” means any United States federal, state or local government agency or authority, or any governmental agency or authority of a country or jurisdiction in the United States outside the United States, or political subdivision thereof, or any multinational organization or authority in the United States, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.34     “Improvement” means any data, results and other Know-How, including any improvements, enhancements or modifications to Compound, Licensed Product, and/or Cara Product Technology, patented or not, that are conceived, reduced to practice or otherwise discovered, generated, invented or developed during the Term by or on behalf of Vifor or its Affiliate or Sublicensee, alone or in collaboration with a Third Party (which includes, for clarity, all clinical and study data and results of research or Development conducted by any such party on Compound or Licensed Product), provided, however, that an Improvement will not include any Invention directed towards any compound (excluding, for clarity, the Compound) that is proprietary to Licensee or any Affiliate of Licensee or that is developed by or on behalf of Licensee or any Affiliate of Licensee outside of the scope of this Agreement.

1.35     “Invention” means any new and useful method, process, article of manufacture, compound, composition of matter, formulation, apparatus, discovery or finding, or any improvement thereof, that is or may be patentable in the United States.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.36     “Investigator-Sponsored Studies” (ISS) shall mean research efforts in which the investigator designs and implements the study and the investigator or his/her institution acts as the study sponsor. As the sponsor, the investigator assumes all responsibilities for complying with applicable regulatory requirements.  ISS may be supported by Cara, Vifor, or VFMCRP in the form of investigational product, funding, and/or technical input, all as provided in the VFMCRP License Agreement or as otherwise agreed by the Parties.

1.37     “Joint Commercialization Committee” or “JCC” means the committee formed by the Parties as provided in Section 3.3, to supervise and oversee the Commercialization of the Licensed Products by Vifor in the United States under this Agreement.

1.38     “Joint Know-How” means any Know-How that is jointly made, identified, discovered or created during the Term by at least one employee of Cara or its Affiliate or person contractually required to assign or license such Know-How to Cara and at least one employee of Vifor or its Affiliate or person contractually required to assign such Know-How to Vifor, but excluding any Improvements.

1.39     “Joint Patents” mean all Patent Rights claiming Inventions in Joint Know-How.

1.40     “Joint Technology” means Joint Know-How and Joint Patents

1.41     “Know-How” means (a) any scientific or technical results, data and other information of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain, which may include databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, DNA sequences, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, (b) any biological, chemical, or physical material that is not in the public domain or otherwise generally available to the public and (c) any dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions that are not in the public domain or otherwise generally available to the public, and including, for clarity, all Inventions.

1.42     “Licensed Know-How” means all Know-How that (a) is Controlled by Cara as of the Effective Date or during the Term and (b) is related to the marketing or use of Licensed Product in the Field in the United States.

1.43     “Licensed Patent Rights” means all Patent Rights in the United States that (a) are Controlled by Cara as of the Effective Date or during the Term, and (b) Cover Licensed Product or its manufacture or method of use in the Field (which includes Cara’s rights in applicable Joint Patents in the United States).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.44     “Licensed Product” means any intravenous (I.V.) pharmaceutical drug product, including any appropriate IV preparation, formulation, or dosage form thereof, that includes the Compound as at least one API therein.

1.45     “Marketing/Distribution Fee” shall have the meaning ascribed to such term in Section 6.4 of this Agreement.

1.46     “NDA” means a New Drug Application filed with the FDA, but excluding Reimbursement Approval applications.

1.47     “Net Sales” means the gross amount invoiced for sales (during the applicable period) of Licensed Product in the United States by Vifor or its Affiliates or Sublicensees to unaffiliated Third Parties, or (as applicable) for sales of Licensed Product for use in the Field by Cara, including to FMC US Dialysis Clinics based on orders taken by Vifor or VFMCRP (or its Sublicensee, if applicable) from such FMC US Dialysis Clinics for such Licensed Products, less the following deductions from such amount to the extent actually allowed or incurred with respect to such sales: [***];

such deductions, in each case, to the extent allowable in calculating net sales in accordance with the Accounting Standards, consistently applied through the selling party’s corporate organization.

Net Sales will be determined from books and records of sellers, maintained in accordance with the Accounting Standards, as consistently applied, with respect to sales of any Licensed Product.

[***].

Net Sales will not include [***].

Each of the foregoing deductions shall be permitted if incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with the Accounting Standards on a basis consistent with Vifor’s audited consolidated financial statements.

If Licensed Product is sold other than for cash, the Net Sales on such sale shall be calculated by [***].

In the event that a Licensed Product is sold as part of a Combination Product (which Combination Product has been approved by the Parties, as required in Section 2.1), the Net Sales from such sale of the Combination Product, for the purposes of determining royalty payments, will be determined (a) [***]. In such event, Licensee will in good faith make a determination of the respective fair market values of the Licensed Product and all other API(s) included in the Combination Product, or (b) as otherwise agreed in writing by the Parties.

If a Licensed Product is sold as part of a Bundled Product, then the Seller will [***].

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BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.48     “Net Sales/Non-FMC Customers” means, for any applicable time period, the Net Sales occurring during such period for sales of Licensed Product in the U.S. under this Agreement to all customers and purchasers other than to FMC US Dialysis Clinics.

1.49     “Non-FMC Net Profit” means, for any particular period, the amount equal to:  [***].

1.50     “Party” means Vifor or Cara individually, and “Parties” means Vifor and Cara collectively.

1.51     “Patent Rights” means patents, patent applications or provisional patent applications, utility models and utility model applications, petty patents, innovation patents, patents of addition, divisionals, continuations, continuation-in-part applications, continued prosecution applications, requests for continued examinations, reissues, renewals, reexaminations and extensions and supplementary protection certificates granted in relation thereto, in any country of the world.

1.52     “Product Trademark” means the trademark of Cara set forth in Exhibit 1.52 of this Agreement.

1.53     “Prosecution” means, with respect to a Patent Right, the preparation, filing, prosecution and maintenance of such Patent Right (and all directly related activities), as well as all activities relating to post grant review proceedings, reexaminations, reissues and the like with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right; the term “Prosecute” shall have the correlative meaning.

1.54     “Regulatory Approval” means, with respect to a particular Licensed Product in the United States, obtaining the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs and labeling approvals), in each case as necessary under Applicable Law for the promotion or sale of such Licensed Product in in the United States.

1.55     “Regulatory Authority” means any applicable Government Authority involved in granting approvals, registrations or licenses for the manufacturing, marketing, selling, reimbursement or pricing of a Licensed Product in the United States or any portion thereof, including but not limited to the FDA, and any successor governmental authority having substantially the same function.

1.56     “Reimbursement Approval” means an approval, agreement, determination or other decision by the applicable Governmental Authority and/or Regulatory Authority that establishes prices charged to end-users for biopharmaceutical products that a Licensed Product will be reimbursed by the Governmental Authorities and/or Regulatory Authorities in the United States.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.57     “Relevant Factors” means, with respect to a particular activity or obligation of a Party under this Agreement  relating to the Reimbursement Approval, Commercialization or manufacturing of a Licensed Product, the applicable (in the judgement of an independent unbiased pharma industry expert) of the following factors that likely apply to or affect such activity or obligation (without taking into account any other product or products that such Party may be developing, manufacturing or commercializing): material issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; material projected costs of the applicable development, Regulatory Approval, manufacturing or Commercialization activities (without taking into account any payments under this Agreement); material issues regarding the ability to manufacture or have manufactured any Licensed Product; the likelihood of obtaining Regulatory Approvals and the timing of such Regulatory Approvals; the labeling and anticipated labeling of such Licensed Product; present and future market potential of such Licensed Product; existing or projected pricing, sales, reimbursement and profitability of such Licensed Product; pricing or reimbursement changes in the relevant country in the United States; and proprietary position, strength and duration of patent protection and anticipated exclusivity of such Licensed Product.

1.58     “Senior Executive” means (a) in the case of Cara, the Chief Executive Officer of Cara (or a senior executive officer designated by the Chief Executive Officer of Cara), and (b) in the case of Vifor, the Chief Executive Officer of Vifor, or such individual’s nominated designee who is a member of the applicable Party’s senior management with appropriate decision making authority.

1.59     “Sublicensee” means any Third Party or other entity that is granted a sublicense under the license rights granted in Section 2.1, 2.2 or 2.3 of this Agreement in compliance with Section 2.4.

1.60     “Supply Agreement” means a supply agreement covering manufacture and supply of Licensed Product to Vifor, to be negotiated and entered into by the Parties as provided in Section 5.4.

1.61     “Term” means the term of this Agreement, as defined in Section 10.1 of this Agreement.

1.62     “Third Party” means an entity or person other than Cara, Vifor and their respective Affiliates.

1.63     “U.S.” or “the United States” means the United States of America, including all its territories.

1.64     “Valid Claim” means:  (a) a claim of an issued patent that has not expired or been abandoned, and has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final judgment from which no further appeal can be taken, or (b) a claim within a pending patent application which application has not been pending for more than seven (7) years from the date of its priority filing date and which claim

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BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

has not been irretrievably revoked, irretrievably cancelled, irretrievably withdrawn, held invalid or abandoned by a patent office, court or other governmental agency of competent jurisdiction in a final judgment from which no further appeal can be taken, or finally determined to be unallowable in a decision from which an appeal cannot or can no longer be taken.  For clarity, a claim of an issued patent that ceased to be a Valid Claim before it issued because it had been pending too long, but subsequently issues and is otherwise described by clause (a), shall again be considered to be a Valid Claim once it issues.  The same principle shall apply in similar circumstances such as if, for example (but without limitation), a final rejection of a claim is overcome. “Valid Claim” does not include any claim in any issued and unexpired Cara Patent in the Territory Covering (i) an alternative manufacturing process to produce the Compound or the Licensed Product, including its components (i.e., a manufacturing process other than the manufacturing process used by or on behalf of Cara or its Affiliate to produce the Compound or the Licensed Product as of the applicable time) or (ii) an Improvement made solely by one or more employees of Licensee or its Affiliates or persons contractually required to assign or license such Improvement (or Patent Covering such Improvement) to Licensee or an Affiliate of Licensee.

1.65     “VFMCRP Agreement” means that certain License Agreement between VFMCRP and Cara, entered into effective as of May 17, 2018.

1.66     “Vifor Product Technology” means all Improvements and all Patent Rights and other intellectual property rights that claim or cover or otherwise relate to any Improvements.

1.67     Additional Definitions.  Each of the following definitions is set forth in the section of this Agreement indicated below:

Defined Term	Section
Additional I.V. Indications	2.10
Bankruptcy Code	2.8
Breach Notice	10.2(a)
Cara Indemnitees	9.5
Defaulting Party	10.2(a)
Dispute	11.1
Field Infringement	7.4(b)
Initiating Party	7.6(d)
Jointly-Owned Patent Rights	7.2
Knowledge	9.2
Losses	9.5
Mark Infringement	7.7
Non-Defaulting Party	10.2(a)
Patent Challenge	10.2(d)
Records	4.5
SEC Filing	8.3(c)
Supply Agreement	5.7
Supply Price	5.7
Taxes	6.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Defined Term	Section
Third Party Claim	9.5
Vifor Indemnitees	9.6

1.68     Interpretation.  (a) Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”); (b) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words will refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural; (d) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the schedules and exhibits to this Agreement, and the terms and conditions incorporated in such recitals and schedules and exhibits will be deemed integral parts of this Agreement and all references in this Agreement to this Agreement will encompass such recitals and schedules and exhibits and the terms and conditions incorporated in such recitals and schedules and exhibits; provided that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the recitals, schedules or exhibits, the terms of this Agreement will control; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement will govern; (g) this Agreement will be construed as if both Parties drafted it jointly, and will not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles and Schedules in this Agreement are to Sections, Articles and Schedules of and to this Agreement; (i) any reference to any federal, national, state, local or foreign statute or law will be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) the word “or” will not be exclusive; (l) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement and (m) the section headings and captions used herein are inserted for convenience of reference only and will not be construed to create obligations, benefits or limitations.

ARTICLE II

GRANTS OF RIGHTS; LIMITATIONS

2.1       Commercialization Licenses to Vifor in U.S..  Subject to the terms and conditions of this Agreement, and to the rights granted to VFMCRP pursuant to the VFMCRP License Agreement, Cara hereby grants to Vifor an exclusive (even as to Cara, but subject to Cara’s retained rights hereunder), royalty-bearing license solely in the U.S., with the right to grant

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

sublicenses as provided in Section 2.4 below, under the Cara Product Technology  and its interest in the Joint Technology solely to:

(a)        import solely into the U.S., use, distribute, offer for sale, promote, sell and otherwise Commercialize the Licensed Product solely for use in the Field in the U.S, and subject to Section 2.3.

Notwithstanding the above license, Vifor covenants and agrees that it and its Affiliates and Sublicensees shall not Develop or Commercialize any Combination Product except as agreed by the Parties in writing.

2.2       Limitation on Promotion License Rights to Vifor Regarding FMC Clinics.

(a)        Vifor acknowledges and agrees that Cara has previously granted VMFCRP certain rights in the U.S. to promote the Licensed Product to FMC US Dialysis Clinics and to take orders for the Licensed Products solely for sale by Cara to FMC US Dialysis Clinics for use in treating their customers in the Field.   Vifor thus acknowledges and agrees that any of its license rights in Section 2.1 with respect to FMC US Dialysis Clinics are subject to such VFMCRP pre-existing license rights and that Vifor shall and may only conduct promotion and sale of Licensed Product to such FMC US Dialysis Clinics under express authority of VFMCRP. Notwithstanding the foregoing and as approved by VFMCRP, the Parties acknowledge and agree that Vifor shall take orders for Licensed Products for sale to FMC US Dialysis Clinics (subject only to Cara’s rights under the VFMCRP Agreement).

(b)       Notwithstanding the license grants to Vifor in Section 2.1 above, Cara retains and shall retain the rights to promote Licensed Products in the U.S., in compliance with the relevant Commercialization Plan(s) as approved by the JCC.

2.3       License to Product Trademark.  Subject to the other terms and conditions of this Agreement, Cara hereby grants to Vifor an exclusive (even as to Cara, but subject to the rights granted VFMCRP under the VFMCRP License Agreement), royalty-free license in the U.S., with the right to grant sublicenses as provided in Section 2.4 below, under the Product Trademark solely to promote and otherwise Commercialize the Licensed Product in the U.S. in accordance with this Agreement.  In exercising the foregoing license, Vifor shall comply with all reasonable and typical restrictions and obligations (as provided in writing by Cara) regarding use of the Product Trademark, and quality of the finished Licensed Product (or related promotional or advertising materials) that bear the Product Trademark.  Cara shall have the right to inspect samples of Finished Licensed Product (and related promotional or advertising materials) that bear the Product Trademark, to ensure compliance with such restrictions, and Vifor agrees to provide such samples on reasonable request, for such purposes.

2.4       Sublicenses.

(a)        Subject to the terms of this Agreement, Vifor shall have the right to grant sublicenses through multiple tiers, under the rights granted in Section 2.1 and 2.3 to its Affiliates

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

and to Third Party sub-licensees, with Cara’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, provided that Cara’s prior consent shall not be required for Vifor to grant such sublicenses to the following entities:

(i)         Vifor's Affiliates in existence on the Effective Date, as listed in Exhibit 2.4(a) of the Agreement.

(b)       With respect to any such sublicenses granted, the sublicense agreement must be expressly subject to and comply with all terms of this Agreement, and Vifor is and shall remain fully responsible for the compliance by all Sublicensees with all terms of the Agreement and for any breach of such terms by any Sublicensee.

2.5       Grantback License to Cara.  Vifor hereby grants to Cara a worldwide, royalty-free, perpetual, irrevocable, non-exclusive license, with full rights to grant sublicenses through multiple tiers, under the Vifor Product Technology and its interest in the Joint Technology:  (a) to research, Develop, use, import, offer for sale, sell and have sold and export Compound and Licensed Products anywhere in the world, and (b) to make and have made Licensed Products worldwide.

2.6       [***].

2.7       Rights Retained by the Parties; License Limitations.

(a)        Except as expressly set forth in this Agreement, neither Party shall be granted, acquire or retain any license or other intellectual property interest, by implication or otherwise, in any Confidential Information of the other Party or under any Patent Right or proprietary Know-How in which such other Party or its Affiliates has rights.  Without limiting the generality of the foregoing, any of Cara’s rights to Cara Product Technology that is not specifically licensed to Vifor shall be retained by Cara.

(b)       Without limiting the generality of Section 2.7(a) above, Cara retains and shall retain the rights under the Cara Product Technology (i) to make and have made Licensed Products, on a non-exclusive  basis (but subject to Section 5.6), in the United States for commercial sale of the Licensed Product for use in the Field anywhere in the world (in compliance with the terms of this Agreement), (ii) to supply Licensed Products to Vifor under the terms of the Supply Agreement (in compliance with the terms of the Supply Agreement) and (iii) to import, distribute promote, sell and otherwise Commercialize the Licensed Product on an exclusive  basis outside of the Field either in or outside of the United States.

(c)        Vifor covenants and agrees that, unless otherwise agreed by Cara in writing, Vifor shall not assign or otherwise sell or transfer to any Third Party any of the Cara Product Technology and shall not practice or use the Cara Product Technology (including to use, offer for sale or sell Licensed Product for use outside the Field) except as permitted in the license rights (including the rights to sublicense, subject to Section 2.5) expressly granted in Sections 2.1, 2.2, 2.3 and 2.4.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(d)       Cara covenants and agrees that, unless otherwise agreed by Vifor in writing, Cara shall not assign or otherwise sell or transfer to any Third Party any of the Vifor Product Technology and shall not practice or use the Vifor Product Technology except as permitted in the license rights (including the rights to sublicense) expressly granted in Section 2.5.

2.8       Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any comparable Law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  Each of the Parties will retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code and any comparable Law outside the United States.  Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of Applicable Law outside the United States, the other Party will be entitled to a complete copy of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it upon such other Party’s written request thereof.

2.9       Exclusivity.

(a)        Exclusive Efforts in the Field.  During the Term, and for [***] thereafter, neither Party nor any of its Affiliates will directly, or indirectly through the grant of rights to any Third Party, promote, sell, offer for sale or otherwise commercialize any Competing Product in the Field in the United States, without the prior written consent of the other Party, provided that  the foregoing provisions of this Section 2.9(a) shall have no force or effect (a) if, and to the extent that, in the United States such provisions contravene any applicable antitrust or antimonopoly law, and (b) with respect to any future Affiliate of either Party that becomes an Affiliate through acquisition (or similar change of control transaction) of such Party, as to any compound or product that is in a development or commercialization program of such Affiliate that exists prior to such acquisition or similar transaction closes.

2.10     Off-Label Sales.  If Cara or its Affiliates Commercialize, or  grant a license to Third Party to Commercialize, either (a) a Licensed Product for an Additional I.V. Indication and/or (b) a commercial product that is an oral formulation of the Compound in the United States, then the Parties shall agree in good faith on an effective mechanism to (i) seek to prevent off-label sales in each other’s respective field (for Vifor, in the Field, and for Cara (and its Affiliates and Third Party licensees), outside the Field) in the Licensed Territory of such Licensed Product and (ii) provide adequate compensation to the other Party for off-label sales in its respective field in the Licensed Territory of such Licensed Product.  If such an agreement is not reached, the matter will be resolved as provided under Section 11.4.  As used herein, an “Additional I.V. Indication” means a therapeutic use of an I.V. Licensed Product relating to the prevention or treatment of acute pain in hospital settings.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

ARTICLE III

GOVERNANCE – JCC

3.1       Formation of Joint Commercialization Committee.  As of the Effective Date, the Parties establish a Joint Commercialization Committee, which shall have the responsibilities for overall coordination and oversight of the activities of Vifor (and its Affiliates and Sublicensees) under this Agreement and (as applicable) the Supply Agreement with respect to the promotion, marketing, selling and other Commercialization of Licensed Products in the Field in the United States, including (i) discussing and agreeing on the Commercialization Plan prepared by Vifor, and annual (or interim, as needed) updates thereto; (ii) exchanging appropriate information about the Commercialization of the Licensed Products in the Field in the United States; (iii) overseeing the Commercialization of Licensed Product in the United States in the Field, including coordination of Vifor efforts with those of VFMCRP with respect to FMC US Dialysis Clinics; and (iv) otherwise reviewing and discussing each Party’s activities under this Agreement as needed to ensure efficient and effective progress towards achieving the goals and intention of the Agreement.  The JCC can establish one or more sub-committees as it deems necessary to manage the business under the Agreement, which committees shall have the responsibilities and authority as designated in writing by the JCC and shall be subject to the direct oversight and control of the JCC.  The JCC may also have such other authority or make such other decisions as may be delegated to the JCC by written agreement of the Parties.

3.2       JCC Membership and Decisions.  Promptly after the Effective Date, each Party shall designate, in its sole discretion, at least three (3) employees to serve as members of the JCC, each with the requisite experience and seniority to make decisions on behalf of the Parties with respect to issues falling within the responsibility of the JCC.  The JCC shall meet at least once per Calendar Quarter (in person, or by teleconference, if requested by a Party), or as otherwise agreed by the Parties.  Promptly following formation of the JCC, each Party shall nominate one of its JCC members as a co-chair of the JCC. The co-chairpersons shall be responsible for agreeing on and circulating to all members of the JCC (a) an agenda for each meeting, at least [***] before each meeting, which agenda shall include all agenda items requested by any member. The co-chairpersons shall also be responsible, on an alternating basis, for preparing reasonably detailed accurate written minutes of each meeting of the JCC, setting forth in reasonable detail all matters discussed and all decisions made and actions taken by the JCC at the meeting, within [***] after the meeting.  Each Party may invite a reasonable number of non-voting representatives to attend JCC meetings; provided that such Party provides advance notice to the other Party of such attendance, and such representatives are bound by the confidentiality provisions of this Agreement.  The JCC shall make decisions or take actions only with the unanimous consent of the Parties with each Party having collectively one (1) vote.  The members of the JCC shall use reasonable efforts to reach agreement on all matters requiring a decision or action by the JCC.  If, despite such efforts, agreement on a particular matter cannot be reached by the JCC within [***] after the JCC first considers such matter (or such shorter time as may be reasonable in the circumstances), then either Party shall have the right to refer such issue to the Senior Executives of each Party for discussion

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LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

and resolution by good faith negotiations during a period of [***].  Any final decision mutually agreed to by the Senior Executives shall be conclusive and binding on the Parties.  If such issue has not been resolved by the Senior Officers within such [***] period, then:

(a)        subject to Section (b) below, Vifor shall have the final decision making authority to the extent that such particular matter relates to the day-to-day implementation of the Commercialization of the Licensed Product in the Field in the United States, provided such decisions shall be commercially reasonable and are in accordance with the Commercialization Plan;

(b)       If the JCC cannot reach agreement on approving the Commercialization Plan for the Licensed Product and including any amendment, modification or update thereto, and if it shall be deadlocked as to any issue relating thereto, then neither Party shall have final decision-making authority with respect to such failure to agree or approve, and such dispute shall be resolved in accordance with the procedures set forth in Article 11.

Without limiting the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JCC or any subcommittee thereof, including amendment, modification or waiver of compliance with this Agreement.

For clarity, the JCC shall not have any authority to amend, modify or waive the provisions of this Agreement.

3.3       Commercialization Plan.  While Vifor shall be responsible for preparing the Commercialization Plan, the JCC (using appropriate experts within each Party’s organization) shall have the right and be responsible for discussing and approving the initial Commercialization Plan, which sets forth in reasonable detail the tasks, timeline and budget for Commercialization activities for the Licensed Product in the Field in the United States, and for discussing, and approving on an annual basis (or, if needed, on an interim basis) all subsequent updates, amendments and modifications to the Commercialization Plan, as reasonably needed or appropriate for the Commercialization of Licensed Product in the Field in the United States consistent with this Agreement.  Vifor (and its applicable Affiliates and Sublicensees) shall conduct Commercialization activities for the Licensed Product in the Field in the United States in accordance with the approved Commercialization Plan.  The Commercialization Plan shall set forth the tasks to be undertaken by (or on behalf of) Vifor for Commercialization activities for the Licensed Product in the Field in the United States (including coordination with VFMCFP promotional activities to FMC US Dialysis Clinics), including budgets for all such Commercialization activities, the marketing and advertising plans, the specific commitments for  the numbers of “Primary Detail Equivalents” for the Vifor (or VFMCRP, as applicable) sales representatives to conduct on Licensed Product in the applicable calendar year, and annual projections for Net Sales of Licensed Products in the U.S. for the coming year.  From time to time, either Party may propose amendments or modifications to the Commercialization Plan as needed based on the progress or results of the Commercialization of Licensed Products, and/or changes in the U.S. market for Licensed Products in the Field, and in such case the JCC shall review in good

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faith and comment on the proposed amendments or modifications, and if the JCC agrees, shall subject the agreed amendments or modifications to the JCC for review and comment and, if acceptable, approval.

3.4       Formation of Supply Chain Committee.  Within 120 days of the Effective Date, the Parties shall establish a Supply Chain Committee (the “SCC”), which shall have the responsibilities for overall coordination and oversight of the manufacturing and supply of Licensed Product for use in sales in the United States under this Agreement, including (i) coordinating communication and operations regarding manufacturing of Licensed Products, and resolving supply chain issues; and (ii) exchanging appropriate information about manufacture and supply chain, both in and outside the United States.  The SCC shall be subject to the direct oversight and control of the JCC.  The SCC shall coordinate fully and reasonably with the Supply Chain Committee formed under the VFMCRP License Agreement.

3.5       SCC Membership, Meetings and Decisions.  Within 120 days of the Effective Date, each Party shall designate, in its sole discretion, two (2) employees to serve as members of the SCC, each with the requisite experience and seniority to make decisions on behalf of the Parties with respect to the manufacturing, supply chain and quality matters and issues falling within the responsibility of the SCC.  The SCC shall meet at least once per Calendar Quarter (in person, or by teleconference, if requested by a Party), or as otherwise agreed by the Parties.  Each Party may invite a reasonable number of non-voting representatives to attend SCC meetings; provided that such Party provides advance notice to the other Party of such attendance, and such representatives are bound by the confidentiality provisions of this Agreement.  The SCC shall elect a Chair, who shall be responsible for circulating to all members of the SCC (a) an agenda for each meeting, at least [***] before each meeting, which agenda shall include all agenda items requested by any member, and (b) the accurate minutes of each meeting of the SCC, setting forth in reasonable detail all matters discussed and all decisions made and actions taken by the JDC at the meeting, within [***] after the meeting.  The SCC shall make decisions or take actions only with the unanimous consent of its members.  The members of the SCC shall use reasonable efforts to reach agreement on all matters requiring a decision or action by the SCC.  If, despite such efforts, agreement on a particular matter cannot be reached by the SCC within [***] after the SCC first considers such matter (or such shorter time as may be reasonable in the circumstances), then the matter shall be referred to the JCC for discussion and resolution in accordance with Section 3.2.

3.6       Discontinuation of Participation on a Committee.  For clarity, Cara’s membership in the JCC or SCC shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of the Committee.  Cara shall have the right to withdraw, at any time, from membership on any of the JCC or SCC upon [***] prior written notice to Vifor, which notice shall be effective upon the expiration of such [***] period.  Following the issuance of such notice: (a) Cara’s membership in such committee shall be terminated and (b) each Party shall have the obligation to provide and the right to continue to receive the information it would otherwise be required to provide and entitled to receive under the Agreement and to participate directly with the other Party in discussions, reviews and approvals currently allocated to such committee pursuant to this Article 3.  If, at any time following issuance of such a

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
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LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

withdrawal notice, Cara wishes to resume participation in the committee, Cara shall notify Vifor in writing and, thereafter, Cara’s representatives to the committee shall be entitled to attend any subsequent meeting of the committee and to participate in the activities of, and decision-making by, the committee as provided in this Article 3 as if such withdrawal notice had not been issued by Cara pursuant to this Section 3.8.  If the JCC or SCC is disbanded, then any data and information of the nature intended to be shared within such committee  hereunder shall thereafter be provided by each Party directly to the other Party.

ARTICLE IV

CLINICAL AND REGULATORY MATTERS

4.1       General.  It is understood and agreed that Cara retains all rights, in its discretion, with respect to clinical development of, and activities to gain Regulatory Approvals of, the Licensed Products in the U.S., subject only to the applicable terms of the VFMCRP License Agreement.

4.2       Regulatory Matters.

(a)        As between the Parties, Cara shall be responsible for the regulatory strategy for the Licensed Product in the United States, and shall keep the JCC reasonably informed of the strategy and progress of its efforts to obtain Regulatory Approval of Licensed Product in the U.S. for use in the Field.

(b)       Cara shall be the holder of all Regulatory Approvals for the Licensed Products in the United States and shall maintain such Regulatory Approvals. Vifor, or its applicable Affiliate or Sublicensee, shall be responsible for the registration and maintenance of all NDC codes for Licensed Product for use in the Field in the United States, at its own cost.  Vifor shall keep Cara fully informed of the progress and results of all efforts to register such NDC codes for Licensed Products in the United States for use in the Field and shall provide to Cara copies of all relevant regulatory filings and material correspondence relating thereto, and shall provide Cara final copies of all document reflecting such registered NDC codes.

(c)        Information Rights Granted to Licensee.  Cara will provide access to all relevant Licensed Know-How in the United States that are Controlled by Cara  and are necessary or reasonably useful to Vifor in support of Vifor’s preparation for and activities relating to Commerialization of Licensed Product for use in the Field in the United States in accordance with this Agreement.

(d)       FDA Filing of Promotional Materials.  As Cara’s agent, Vifor will be responsible for submission to, and receiving comments from, the FDA for all applicable Promotional Materials.  Vifor will keep Cara fully informed of all such submission and related

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activities.  Cara will file general correspondence with the FDA informing them that Cara is appointing Vifor as agent for the purposes of form 2253.

(e)        Other Regulatory Responsibilities.  Vifor shall be responsible for all U.S. and state government price reporting, entering into any required agreements required by the U.S. or state government (e.g., Medicaid Drug Rebate Act or VHCA/FSS contracting), and for performing all other filings, registrations and reporting obligations of the NDC code holder.

4.3       Changes to Applicable Laws.  In the event that following the Effective Date there is a change in the Applicable Laws existing as of the Effective Date with respect to any import or export of pharmaceutical products from Canada into the US, the Parties shall promptly meet and discuss in good faith the consequences of such new Applicable Laws or changes to current Applicable Laws as they relate to the Parties’ respective rights and obligations under the Agreement and endeavor to find a mutual agreement on how to address these consequences (by amendment to this agreement or otherwise) in a manner designed to preserve each Party’s respective rights and obligations as such rights and obligations existed prior to the relevant change in Applicable Laws. In the event that the Parties cannot reach a mutual agreement to address such consequences, after using reasonable good faith efforts, then Section 11 shall apply to the issue.

4.4       Adverse Drug Events.  The Parties will, within 90 days after the Effective Date, finalize and enter into a reasonable and customary Safety Data Exchange Agreement.  Such Safety Data Exchange Agreement will provide for the exchange by the Parties of any information that a Party becomes aware of in the United States concerning any adverse event in or involving a research patient or subject or, in the case of non-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to the Compound or any Licensed Product, including any such safety information received by either Party from a Third Party (subject to receipt of any required consents from such Third Party) (such information, the “Safety Data”), and such agreement shall be consistent with and coordinate with the similar Safety Data Exchange Agreement under the VFMCRP License Agreement.  Cara will own all of the Safety Data, and the Safety Data Exchange Agreement will include provisions requiring the establishment of a global safety database owned and maintained by Cara.  It is understood that each Party and its Affiliates or licensees/sublicensees will have the right to disclose such information if such disclosure is reasonably necessary to comply with applicable laws and regulations and requirements of Regulatory Authorities within its respective territory with respect to its filings and activities related to the Compound and the Licensed Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

ARTICLE V

COMMERCIALIZATION OF LICENSED PRODUCTS

5.1       Responsibility for Commercialization in the United States.

(a)        Except as otherwise provided in Sections 2.1 and 2.2, Vifor shall have the responsibility and obligation, at its sole expense and using Commercially Reasonable Efforts, for the Commercialization (other than manufacturing, to the extent Cara is supplying Licensed Product under the Supply Agreement) of Licensed Products for use in the Field throughout the United States, subject to the payment and other relevant obligations under this Agreement, and subject to VFMCRP’s rights and obligations with respect to FMC US Dialysis Clinics under the VFMCRP License Agreement.  Vifor shall conduct, and is responsible for ensuring that its applicable Affiliates and Sublicensees conduct, all such responsibilities and activities subject to and in compliance with the other terms of this Agreement and all Applicable Law.  In particular, but without limiting the foregoing, Vifor is solely responsible, at its sole cost, for the following activities on Licensed Products in the United States:  (i) executing a commercial launch and pre-launch plan for Licensed Product Commercialization in the United States, which would be reviewed and approved by the JCC and shall be consistent with the Commercialization Plan, (ii) marketing and promotion activities consistent with the Commercialization Plan; (iii) conducting all Licensed Product detailing activities in the Field in the U.S., consistent with the “primary detail equivalents” requirements of the Commercialization Plan; (iv) booking sales and distributing Licensed Product in the U.S. and performing related activities; (iv) handling all aspects of order processing, invoicing and collection, inventory and receivables; and (v) providing customer support to all customers and end users in the United States.

5.2       Vifor Responsibility for Promotion to FMC US Dialysis Clinics in U.S.  It is understood that, under the VFMCRP License Agreement, VFMCRP has the rights and responsibility to promote sales of Licensed Product to FMC US Dialysis Clinics in U.S. for use in the Field.  However, the Parties acknowledge that Vifor shall be compensated, pursuant to the terms of Section 6.4, for the marketing, promotion and sale of Licensed Products in the Field throughout the U.S.  In consideration of such compensation, Vifor hereby agrees that it shall ensure that the marketing and promotion of Licensed Products to, and the solicitation of orders for Licensed Products by, FMC US Dialysis Clinics in U.S. shall be conducted by or on behalf of VFMCRP (including by using Vifor sales representatives, as appropriate) in accordance with the Commercialization Plan, including using all Commercially Reasonable Efforts to promote sales of Licensed Product to the FMC US Dialysis Clinics and to obtain orders for purchase of the Licensed Product from the FMC US Dialysis Clinics; such orders shall then be fulfilled and Licensed Product be supplied and sold by Vifor.

5.3       Marketing Efforts.  All marketing, advertising, promotion and order-taking efforts for Licensed Product by or on behalf of Vifor (and its Affiliates and Sublicensees) shall be consistent with Applicable Law and the applicable aspects of the Commercialization Plan.  Vifor shall be responsible for booking and fulfilling sales of Licensed Product based on orders received by Vifor (or its Affiliate or its Sublicensee) from customers in the U.S. (subject to the applicable

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

terms of the VFMCRP Agreement).  The Parties acknowledge and agree to use Commercially Reasonable Efforts to work together in good faith to establish appropriate market access for Licensed Product throughout the U.S., including Medicare reimbursement (as a part of the Bundle or otherwise) and reimbursement by other federal or state government payor programs.  Cara shall be responsible for leading discussions with federal or state government payors, including but not limited to CMS, regarding reimbursement for Licensed Product sold in the U.S, and Cara and Vifor will work collaboratively on all such efforts, and provided that such overall reimbursement strategy shall be consistent with the strategy in the Commercialization Plan.

5.4       Progress Reports and Reporting.  Until the First Commercial Sale of a Licensed Product in the United States, Cara shall provide to Vifor, within [***] after the end of each [***] period, a reasonable summary report that provides reasonable summaries of the activities undertaken in the prior [***] to Develop the Licensed Products and seek Regulatory Approval in the U.S. and the results and progress of all such activities and efforts.  In addition, Vifor shall promptly disclose fully to Cara the discovery, development, invention or creation of any Improvements and other Vifor Product Technology and shall transfer copies of such Improvements and other VFCRP Product Technology.

5.5       Global Brand Plan; Promotional Materials.  Within [***] after the Effective Date, Vifor will submit to the JCC, for its review, discussion and approval, a global brand plan, including the key positioning and messaging strategy, for commercialization of the Licensed Product in the Field (the “Global Brand Plan”), and Vifor shall update such plan annually.  Vifor will provide Cara with copies of all its promotional materials and information for the Licensed Product for use in the United States, for Cara’s review and written approval prior to first use.  For the avoidance of doubt, if Cara does not provide its approval or consent and/or comments for any particular promotional material or information  for Licensed Product, provided by Vifor for review, within [***] after receipt for review, then such particular promotional material or information for Licensed Product shall be deemed approved by Cara.  All promotional, advertising or other marketing materials used by Vifor or its Affiliate or Sublicensee in the US shall comply with all Applicable Law and shall include the Cara corporate logo in a fashion reasonably acceptable to Cara.

5.6       Trademark Usage. Vifor will Commercialize Licensed Products in the U.S. under the Product Trademarks and under the trade dress selected by Cara and approved by FDA.

5.7       Manufacture and Supply of Licensed Product to Vifor.  No later than 60 days after the Effective Date of this Agreement, the Parties will discuss and use good faith efforts to agree on the material terms to be included in the Supply Agreement.  No later than 60 days before the filing of the NDA for Licensed Product in the United States, the Parties will enter into a supply agreement for the commercial supply to Vifor of the Licensed Products that contains standard and customary terms for commercial supply arrangements (the “Supply Agreement”), which Supply Agreement will include those material terms on which the Parties have agreed pursuant to this Section.  The supply price for the Licensed Products supplied by Cara to Vifor pursuant to the Supply Agreement will be equal to Cara’s COGS (calculated according to U.S. GAAP) plus [***] (but without allocation of idle costs)) (the “Supply Price”) and the term of the Supply Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

will be coterminous with the Term of the Agreement.  The Parties acknowledge and agree that they shall discuss in good faith the best solution for the supply chain, taking into account the interests of both Parties (which likely shall include the supply of bulk products and the right for Vifor to package and label the Licensed Products for the United States).  The Supply Agreement shall provide that, after the end of the Term (other than due to early termination of the Agreement), Cara shall continue to supply Vifor with Licensed Product (on a non-exclusive basis) under the terms of the Supply Agreement to ensure supply continuity until Vifor has either set up its own manufacturing capacity or the Parties have agreed on terms for continued supply by Cara after the Term.  For clarity, Vifor shall not exercise the manufacturing license under Section 2.2, unless the Parties fail to enter into the Supply Agreement, or as otherwise provided in the Supply Agreement with respect to failure of Cara to supply on a timely basis material amounts of Compound or Licensed Product ordered under the Supply Agreement.  The Parties will also enter into a reasonable and customary Quality Agreement.  Such Quality Agreement will establish each Party’s manufacturing activities as well as responsibilities relating to recalls and withdrawals of Licensed Products.

The Parties acknowledge and agree that the Supply Agreement shall include the terms reasonably consistent with the following:

(i)         Vifor shall be entitled to receive [***] the damage suffered by Vifor for any Late Delivery (as defined below) of Licensed Product ordered by Vifor in accordance with the Supply Agreement, unless such delay is caused by an event of Force Majeure. If there is such a Late Delivery of such ordered Licensed Product, such damage compensation (which shall be Vifor’s exclusive remedy for any such Late Delivery) shall be equal to: [***]; provided that the total amount of any such compensation shall not in any event exceed [***] for such amount of Licensed Product that was subject to the Late Deliver. At Vifor’s sole discretion, Vifor shall be entitled to set-off the referred penalty fee as credit against any outstanding invoices. For clarity, this non-compensatory penalty fee provision shall be Vifor’s sole and exclusive remedy for any damages or harm due to a delay in supply under the Supply Agreement; for clarity, notwithstanding the foregoing, the Supply Agreement  will provide Vifor a back-up right to manufacture Licensed Product and/or to obtain Licensed Product from a Third Party in the event of a Failure of Supply (as defined in the Supply Agreement).  As used herein, a “Late Delivery” means that more than [***] of the amount of Licensed Product ordered by Vifor in a purchase order submitted by Vifor under the Supply Agreement is actually delivered by (or on behalf of) Cara more than [***] the date that such ordered Licensed Product was required to be delivered under the Supply Agreement delivery terms.

(ii)       in the event that there is a Failure of Supply under the Supply Agreement, and in connection therewith Vifor purchases from a Third Party replacement Licensed Product in the amount of Licensed Product that Cara failed to deliver in such Failure of Supply, then Cara  will have the obligation under the Supply Agreement, to pay to Vifor an amount equal to [***], provided that Vifor has taken all commercially reasonable efforts to  minimize such purchase price from the Third Party for such replacement Licensed Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

ARTICLE VI

PAYMENTS; PROFIT SHARING AND REPORTS

6.1       Initial License Payment.  Within five (5) days upon execution of this Agreement, Vifor shall make a non-refundable, non-creditable cash payment of one hundred million U.S. dollars (USD $100,000,000) to Cara.

6.2       Purchase of Cara Equity.  As part consideration for the rights granted hereunder, Vifor is purchasing, for fifty million U.S. dollars (USD $50,000,000), shares of Cara common stock pursuant to the Stock Purchase Agreement entered into by Cara and Vifor concurrently with this Agreement.  The Parties agree that the rights granted by Cara to Vifor under this Agreement are contingent upon closing of such equity purchase by Vifor under such Stock Purchase Agreement.

6.3       Milestone Payments.  Subject to Section 6.5, Vifor shall pay to Cara the milestone payment amounts set forth in the tables below within [***] after the achievement of the corresponding milestone event.  Each such payment shall be made by wire transfer of immediately available funds into an account designated by Cara.  Except as set forth in Section 6.5, each such payment is nonrefundable and non-creditable against any other payments due hereunder. For the avoidance of doubt, each such payment will only be payable one time upon the occurrence of the indicated event in the United States unless otherwise indicated, and Vifor will not be obligated to pay any milestone payment more than once unless otherwise indicated.

(a)        Approval Milestone.

Milestone Event	Milestone Payments
First Regulatory Approval of the Licensed Product by the FDA for the DD-CKD indication

Fifty million U.S. dollars (USD $50,000,000), by Vifor purchasing fifty million U.S. dollars (USD $50,000,000) in Cara common stock, pursuant to the terms of the Stock Purchase Agreement entered into by Cara and Vifor concurrently with this Agreement, at the purchase price as set in that agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(b)       Sales Milestones in the United States.

Milestone Event	Milestone Payment
(i) Annual Net Sales/Non-FMC Customers exceed [***] in the United States	[***]
(ii) Annual Net Sales/Non-FMC Customers exceed [***] in the United States	[***]

For the avoidance of doubt, all sales made in the U.S. during a particular Calendar Year, excluding to FMC US Dialysis Clinics, shall be included in the calculation of Annual Net Sales/Non-FMC Customers.

6.4       Marketing/Distribution Fees to Vifor.  In consideration of Vifor’s conduct of the marketing, promotion, undertaking medical activities, selling and distribution of Licensed Products in the U.S. in accordance with the Commercialization Plan and the other applicable obligations and terms of this Agreement, Vifor shall be entitled to retain, from the Net Sales/Non-FMC Customers (i.e., Net Sales generated by sales of Licensed Product in the Field in the U.S., excluding sales to FMC US Dialysis Clinics) on a Calendar Year basis, an amount (the “Marketing/Distribution Fee”) determined based on the total Net Sales/Non-FMC Customers during such year, where such Marketing/Distribution Fee amount, for a particular Calendar Year, is determined according the following provisions (as such provisions may be adjusted by written agreement of the Parties):

(a)        If total Net Sales/Non-FMC Customers in a Calendar Year are less than or equal to [***], the Marketing/Distribution Fee on such Net Sales/Non-FMC Customers in the Calendar Year (i.e., up to [***] in such Net Sales) shall be: [***];

(b)       If Net Sales/Non-FMC Customers in a Calendar Year exceed [***], the Marketing/Distribution Fee shall equal: [***], where such percentage is determined according to the following schedule:

Total Net Sales/Non-FMC Customers in Calendar Year	Percentage
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

The following examples demonstrate the application of the foregoing provisions to assumed amounts of total Net Sales/Non-FMC Customers in a Calendar Year, to calculate the Marketing/Distribution Fee for such Calendar Year for such assumed amounts of total Net Sales/Non-FMC Customers:

Example 1:

total Net Sales/Non-FMC Customers in Calendar Year = [***]

Marketing/Distribution Fee = [***]

Example 2:

total Net Sales/Non-FMC Customers in Calendar Year = [***]

Marketing/Distribution Fee = [***]

Example 3:

total Net Sales/Non-FMC Customers in Calendar Year = [***]

Marketing/Distribution Fee = [***]

Example 4:

total Net Sales/Non-FMC Customers in Calendar Year = [***]

Marketing/Distribution Fee = [***]

Example 5:

total Net Sales/Non-FMC Customers in Calendar Year = [***]

Marketing/Distribution Fee = [***]

(c)                    Quarterly Determination of Marketing Fees.  Promptly after the end of each Calendar Quarter in which Licensed Products are sold in the U.S., the appropriate finance employee of each Party shall meet (by teleconference) to review the applicable sales records and agree on the total Net Sales/Non-FMC Customers for such Calendar Quarter.  Based on such agreed amount of Net Sales/Non-FMC Customers for such Calendar Quarter (and including, if applicable, the agreed amounts of Net Sales/Non-FMC Customers for previous Calendar Quarters in the same Calendar Year), the Parties (through such employees) shall agree on the amount of Marketing/Distribution Fee for such Calendar Quarter, which amount shall be equal to: [***]. Each such Marketing/Distribution Fee amount for a particular Calendar Quarter shall be:  (i) agreed to by the Parties no later than [***] after the end of each such Calendar Quarter, (ii) used in determining Non-FMC Net Profit under Section 6.6 below, and (iii) retained by Vifor out of the Net Sales/Non-FMC Customers for the applicable Calendar Quarter.

6.5       Vifor Payment of Share of Net Profits to VFMCRP and Cara. Subject to Section 6.7 (if applicable), for all sales of Licensed Products to FMC Dialysis Clinics, during a Calendar Year, Vifor shall pay to VFMCRP 50% of the Net Profit (as such term is defined and calculated in accordance with Section 6.6 of the VFMCRP Agreement, such Net Profit amount after the deduction in the following proviso) resulting from such sales to FMC Dialysis Clinics,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

and shall pay to Cara 50% of such Net Profit in accordance with the payment terms of the VFMCRP Agreement (with Vifor performing payment on behalf of Cara, and such Net Profit amount after the deduction in the following proviso), provided that prior to any such payment of the share of Net Profit owed, Vifor shall be able to deduct, from such amount of Net Profit, an amount equal to [***] of the actual Net Sales of Licensed Products to FMC Dialysis Clinics that was used in calculating the applicable Net Profit amount.

6.6       Vifor Payment of Share of Non-FMC Net Profit to Cara.  Subject to Section 6.7 (if applicable), for all sales of Licensed Products to customers in the U.S. hereunder, other than sales to FMC Dialysis Clinics (compensation for which is addressed in the VFMCRP License Agreement), during a Calendar Quarter, Vifor shall pay to Cara 60% of the Non-FMC Net Profit resulting from such sales.  Such share of Non-FMC Net Profit shall be paid to on a Calendar Quarter basis, according to the following:

(a)        Quarterly Payments to Cara.  No later than [***] after the end of each Calendar Quarter in which Licensed Products are sold in the U.S, the Parties shall meet and agree on the amount of Non-FMC Net Profit for such Calendar Quarter.  Such Non-FMC Net Profit amount shall be equal to: [***].  By the date [***] after the end of each such Calendar Quarter, Vifor shall pay to Cara an amount equal sixty percent (60%) of the Non-FMC Net Profit for such Calendar Quarter, as determined in the foregoing.

6.7       [***]

6.8       Reports.  Within [***] after the end of each Calendar Quarter during which there are sales of Licensed Product in the United States, Vifor shall submit to Cara a report listing the total Net Sales (including listing the deductions taken from gross sales to arrive at Net Sales) for Licensed Product in the United States for such Calendar Quarter and the total Net Sales/Non-FMC Customers within such Net Sales.

6.9       Books and Records; Audit Rights.

(a)        Vifor shall keep and shall cause its applicable Affiliates and Sublicensees to keep complete, true and accurate books and records in accordance with Accounting Standards in sufficient detail to determine the amounts due to Cara under Section 6.5.

(b)       Cara shall have the right, once annually at its own expense, to have an independent, certified public accounting firm of nationally recognized standing, selected by Cara and reasonably acceptable to Vifor, review (i) the applicable records of Vifor and such Affiliates and Sublicensees, in the location(s) where such records are maintained by the audited party, upon reasonable notice (which shall be no less than [***] prior notice) and during regular business hours and under obligations of confidence, for the sole purpose of verifying the accuracy of, and determine any discrepancies in, the amounts paid and payable to Cara under this Agreement.  The report of such accounting firm shall be limited to:  a certificate stating whether any report made or invoice or payment submitted by Vifor during such period is accurate or inaccurate, the actual amounts of payments owed under this Agreement, and the amount of any Net Sales, Net Profit or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

other payment discrepancy, and a reasonable summary of the factual basis for any such discrepancy.  Vifor shall receive a copy of each such report concurrently with receipt by Cara.  Should such inspection lead to the discovery of a discrepancy to Cara’s detriment, Vifor shall pay the amount of the within [***] after its receipt from the accounting firm of the certificate showing the amount of the discrepancy.  Cara shall pay the full cost of the review unless the audit determined an underpayment of amounts owed hereunder, for the inspected period, that is greater than [***] of the amount actually due for the period audited, in which case Vifor shall pay the costs charged by such accounting firm for such review.  Any overpayment by Vifor revealed by an inspection shall be creditable against future payments of amounts owed to Cara under this Article 6.

6.10     Taxes.  All payments under or in connection with this Agreement shall be inclusive of any taxes, and each Party shall be responsible for its own taxes assessed by a tax or other authority except as otherwise set forth in this Agreement. “Taxes” mean all present and future taxes, import deposits assessments, and other governmental charges and any related penalties and interest not attributable to the fault or delay of a Party.

6.11     Payment Method.  Except as otherwise provided herein, all payments due to a Party hereunder shall be due and payable on the date specified to be owed, and shall be paid via a bank wire transfer to such bank account as such Party shall designate.

6.12     Late Payments.  Any payment not made within [***] after the due date for such payment pursuant to the terms of this Agreement shall bear interest at a rate of the thirty-day U.S. dollar LIBOR rate effective for the date that payment was due (as published in The Wall Street Journal, Eastern Edition) plus [***].  Calculation of interest will be made for the exact number of days the payment was past due based on a year of 360 days (actual days/360).

ARTICLE VII

PATENT MATTERS

7.1       Ownership.

(a)        As between the Parties, each Party shall exclusively own all Know-How (including Inventions), Patent Rights, and other intellectual property rights conceived, created, made, discovered, generated or invented solely by employees, agents and consultants of such Party or its Affiliates either prior to the Effective Date, or thereafter either pursuant activities conducted independent of, or under and in connection with this Agreement, but in each case subject to the licenses granted to the other Party under Article 2, as applicable.

(b)       The Parties will jointly own (i.e., each Party shall own an undivided one-half interest in and to) the entire rights, title and interests in and to all Joint Technology (except as may otherwise be agreed by the Parties under Section 7.2).  The Parties will promptly disclose to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

each other any Joint Technology conceived or reduced to practice no later than [***] after the Intellectual Property or Legal Department of the Party receives a written disclosure of such conception or reduction to practice.  Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign, and otherwise exploit its interests in the Joint Technology without a duty of accounting to or seeking consent from the other Party.

(c)        The Parties intend that this Agreement is a joint research agreement under the provisions of pre-AIA 35 U.S.C. 103(c) and AIA 35 U.S.C. 102(c).  The Parties further agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 100 et seq. for U.S. Patent Rights.

7.2       Prosecution and Maintenance of Joint Patents.  With respect to any Inventions in the Joint Know-How, Cara and Vifor shall discuss reasonably and endeavor to agree on the Prosecution of any Joint Patents claiming potentially patentable Inventions within the Joint Know-How.  All such Joint Patents shall be jointly-owned by the Parties (i.e., each Party shall own [***] in and to the entire rights, title and interests in and to the Joint Patents), absent a written agreement of the Parties otherwise, in appropriate countries throughout the world.  Absent agreement of the Parties otherwise, Vifor shall be responsible for the Prosecution of any such Joint Patents in the United States, at its sole expense, and Cara shall be responsible for the Prosecution of any such Joint Patents in countries and jurisdictions outside the United States, at its sole expense, provided that Cara and Vifor shall discuss reasonably and endeavor to agree on all filings and responses in the United States. Each Party shall keep the other fully informed regarding the filing, prosecution, defense and maintenance of the Joint Patents being prosecuted by such Party (including in any case, a detailed update at least once per Calendar Quarter). If reasonably requested by either Party, the other Party shall provide reasonable assistance and support to such Party in the above Prosecution and Maintenance, provided that any reasonable out-of-pocket costs of such assistance (including appearances at any compelled hearings or preparation or attendance at discovery responses) shall be paid for by the Party providing assistance.

7.3       Prosecution and Maintenance of Licensed Patent Rights.  Cara shall have the sole right (except as otherwise provided below and be responsible for the Prosecution of the Licensed Patent Rights in the United States, at its own expense (except as provided below) and at its reasonable discretion.  Vifor (or VFMCRP, according to their separate agreement) shall reimburse Cara for [***] of annual maintenance fee costs for Licensed Patents in the United States, based on invoices submitted.  Cara shall keep Vifor fully informed regarding the filing, prosecution, defense and maintenance of such Licensed Patent Rights (including in any case, a detailed update at least once per Calendar Year).  If reasonably requested by Cara, Vifor shall provide reasonable assistance and support to Cara in the above Prosecution and Maintenance.

7.4       Vifor’s rights.  If Cara decides that it shall no longer continue the Prosecution of a particular Licensed Patent Right in the United States during the Term, then it will promptly advise Vifor of this decision at least [***] in advance of any Prosecution filing or response deadline that would result in the loss of such Licensed Patent Right.  Thereafter Vifor (or VFMCRP, in accordance with their separate agreement) may, upon written notice to Cara, assume the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Prosecution of such Licensed Patent Right in the United States at its sole expense and discretion.  Upon such written notice, Cara will grant to Vifor (or VFMCRP, as applicable) the right to conduct the Prosecution, on Cara’s behalf, of such Licensed Patent Right, and shall transfer copies of all documents relating directly to Cara’s prior Prosecution of same, at Vifor’s cost.  Following such grant, such Licensed Patent Right will remained licensed to Vifor under the license grants hereunder.  Cara will reasonably cooperate, upon Vifor’s reasonable request and at its expense, in connection with the prosecution of all patent applications included within such Licensed Patent Right, including providing (at Vifor’s expense) reasonable and related technical expertise, technical data, prosecution history and other relevant expertise, to the extent required for Vifor to conduct such Prosecution.  For clarity, the foregoing is subject to the rights of VFMCRP under Section 7.4 of the VFMCRP Agreement

7.5       Patent Term Extensions. The Party prosecuting a Licensed Patent Right or Joint Patent will be solely responsible for making all decisions regarding patent term extensions, including supplementary protection certificates and any other extensions, that are now available or become available in the future, that are applicable to such Licensed Patent Right or jointly-owned Patent Right and that become available directly as a result of the Regulatory Approval of a Licensed Product by Vifor or any of its Affiliates or sublicensees; provided that the prosecuting Party will consult the other Party with respect to such decisions and will consider the comments and concerns of the other Party in good faith, and further provided that, Cara will consult with Vifor with respect to such decisions (including selection of the patent(s) for patent term extension, supplementary protection certificates or any other extensions) as a result of the first Regulatory Approval in territory of any product containing the Compound, even if outside the Field and even if not by Vifor or any of its Affiliates or sublicensees and that the patent(s) selected for patent term extension, supplementary protection certificates or any other extensions in a territory within the United States shall Cover the Licensed Product.

7.6       Third Party Infringement.

(a)        Notice.  Each Party shall promptly report in writing to the other Party any known or reasonably suspected (i) infringement of any Licensed Patent Right, Vifor Product Technology Patent or Joint Patent, or (ii) unauthorized use or misappropriation of any of the Licensed Know-How or Joint Know-How in the United States, of which such Party becomes aware and shall provide the other Party with all material evidence in its possession regarding such known or suspected infringement or unauthorized or  use misappopriation (to the extent able to be disclosed).  Vifor and Cara shall thereafter consult and cooperate to discuss and seek to determine a course of action, which may include (subject to the following provisions of this Section 7.6)  the commencement of legal action by either or both of Cara and Vifor to terminate any Infringement of the Licensed Patent Rights, Vifor Product Technology Patent or Joint Patent.

(b)       Initial Right to Enforce.  Except as may be otherwise agreed by the Parties in writing with respect to a particular Field Infringement (as defined below), Cara shall have the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce the applicable Licensed Patent Rights or Joint Patent with respect to an infringement by a Third Party by making, using, importing or selling in the United States a product that contains a Compound or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

otherwise competes or likely would compete with Licensed Product or a misappropriation or other violation of the Licensed Know-How (in each case, a “Field Infringement”).  Cara shall consult with Vifor and give good faith consideration to any reasonable objection from Vifor regarding Cara’s proposed course of action prior to initiating any such lawsuit or other enforcement action asserting any such Licensed Patent Rights or Joint Patent against a Field Infringement in the United States.  Vifor shall reasonably cooperate in the prosecution of any such suit or other action against a Field Infringement as may be reasonably requested by Cara, including joining any action as party-plaintiff at Cara’s request if needed for Cara to have standing to bring such suit; provided, that Cara shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred at Cara’s request and actually incurred by Vifor in connection with such cooperation.  Cara shall keep Vifor reasonably informed regarding the prosecution and results of any such enforcement suit or action (including in any case, a detailed update at least once per Calendar Quarter).  For clarity, the foregoing is subject to the rights of VFMCRP under Section 7.6 of the VFMCRP Agreement.

(c)        ANDA Para IV Actions. In case of an ANDA Para IV notification (under the Drug Price Competition and Patent Term Restoration Act of 1984) with respect to a generic product of Licensed Product that provides such a notification as to a Licensed Patent that claims a Licensed Product, it shall be Cara’s responsibility to initiate the law suit (within [***] following the ANDA Para IV notification date) if any Licensed Patent Rights, Vifor Product Technology Patent or Joint Patent listed in the Orange Book would be infringed or suspected to be infringed by the Third Party that submits such ANDA notification.  Cara and Vifor shall immediately consult and cooperate to seek to determine a course of action, which may include the commencement of legal action by Cara (and/or Vifor, if agreed by Cara in writing) to terminate any Infringement of the Licensed Patent Rights, Vifor Product Technology Patent or Joint Patent by such ANDA filer, provided that Cara shall have control of any such action.  Vifor shall actively provide full cooperate in the prosecution of any such ANDA Para IV suit or legal action.  The Parties shall share all out-of-pocket costs and expenses of conducting such suits or actions (including all the pre-ANDA legal costs (ANDA dispute preparation), ANDA legal costs (costs associated with the ANDA litigation law firm (litigation counsel), appointed experts, experts reports, analytical tests) and full fact discovery costs, with Cara bearing [***] of such costs and expenses and Vifor bearing [***] thereof.  Cara and Vifor shall create a Joint ANDA Para IV Defense team to coordinate the selection of the Patent Litigation Firm (litigation counsel) and coordinate the defense strategy with the appointed Patent Litigation Firm including patent settlement discussions.  Vifor and Cara shall bear their own respective internal and out-of-pocket costs incurred by their activities and support provided under the Joint ANDA Para IV Defense team and any such ANDA suit preparation activities.  The Joint ANDA Para IV Defense team shall be created by the Parties no later than [***] after the first FDA marketing approval of Licensed Product.

(d)       Step-In Right.  With the exception of the ANDA Para IV disputes, if Cara does not initiate a lawsuit or take other reasonable action intended to cause a Field Infringement of Licensed Patent Rights or jointly-owned Patent Rights occurring in the United States to cease and obtain remedies for the harm resulting therefrom, pursuant to Section 7.6(b), within [***] of actual notice provided under Section 7.6(a) with respect to any such Field Infringement, then Vifor shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

providing [***] notice to Cara and giving good faith consideration to the Cara’s reason(s) for not initiating a lawsuit or taking other action.  For this purpose, Cara shall cooperate in the prosecution of such suit as may be reasonably requested by Vifor, including joining any action as party-plaintiff at Vifor’s request if required for Vifor to have standing to bring such suit; provided, that Vifor shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) of Cara incurred in connection with such cooperation.

(e)        Conduct of Certain Actions; Costs.  The Party initiating legal action against a Field Infringement shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 7.4(b) or 7.4(c) (the “Initiating Party”).  The Initiating Party shall bear its own internal and out-of-pocket costs incurred in any such legal action, including the fees and expenses of the counsel selected by it.  The other Party shall have the right to participate and be represented in any such legal action (in cases where such other Party has standing) by its own counsel at its own expense, provided that the Initiating Party shall in any event have the final say about the strategy and decisions in the suit and any settlement.

(f)        Recoveries.  Any amount recovered in any action or settlement of any such action against a Field Infringement in the United States shall be allocated first to reimburse on a pro-rata basis each Party’s actual out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred in such action and any amount remaining shall be allocated as follows:  (i) if Cara is the Initiating Party, then Cara shall provide to Vifor [***] of the net amount remaining, and (ii) if Vifor is the Initiating Party, with respect to any remaining portion of such recovery, then Vifor shall pay Cara [***] of such net amounts remaining.  For clarity, Cara shall retain any amounts it recovers from enforcing all Cara Patent Rights, the Joint Patents or its rights in any Cara Know-How outside the United States, and Cara retains the sole and exclusive rights to enforce Cara Patent Rights, the Joint Patents or its rights in any Cara Know-How outside the United States, subject only to the applicable terms of the VFMCRP Agreement.

(g)        Responsibility for Third Party Licenses. At any time during the Term, if Cara believes it is necessary or advisable to seek to acquire or obtain a license from any Third Party in order to avoid infringement in the United States of Patents owned or controlled by such Third Party during the exercise of the rights herein granted, whether or not there has been the institution of any infringement claim, Cara will have the sole right, but not the obligation, to negotiate and acquire or obtain a license under such Patents from such Third Party. Cara will be responsible for the amounts payable to such Third Party assignor, licensor or grantor of rights pursuant to such agreement to the extent such payments arise out of or relate to the research, Development, use, import, offer for sale or sale of the Licensed Products (including Combination Products and Bundled Products) in the United States by Vifor or its Affiliates or Sublicensee.  This section will not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.  Each Party will keep the other Party informed of the status of any Third Party claim of infringement.

7.7       Enforcement of Product Trademark.  Cara shall have the sole initial rights to initiate lawsuits and/or take any other action to enforce the Product Trademark against any infringement, dilution or other violation (a “Mark Infringement”) anywhere in the world.  Vifor

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shall reasonably cooperate in the prosecution of any such suit or other action brought by Cara against such Mark Infringement as may be reasonably requested by Cara, including joining any action as party-plaintiff at Cara’s request if needed for Cara to have standing to bring such suit; provided, that Cara shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred at Cara’s request and actually incurred by Vifor in connection with such cooperation.  Cara shall keep Vifor reasonably informed regarding the prosecution and results of any such enforcement suit.  If Cara does not initiate a lawsuit or take other reasonable action intended to cause a Mark Infringement in the United States to cease and obtain remedies for the harm resulting therefrom, pursuant to this Section 7.5, within [***] of actual notice with respect to any such Mark Infringement, then Vifor shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing [***] notice to Cara and giving good faith consideration to the Cara’s reason(s) for not initiating a lawsuit or taking other action, and shall keep Cara reasonably informed of the progress and results of such action.  The Party that conducts an action against a Mark Infringement shall retain any recoveries (including by settlement) of such action.

7.8       Patent Invalidity Claim.

(a)        Each Party shall promptly notify the other in the event of any legal or administrative action by any Third Party against a Licensed Patent Right or Joint Patent of which it becomes aware challenging the validity or enforceability thereof, including any opposition, post-grant review, inter-partes review, nullity, revocation, reexamination, third party observations, or compulsory license proceeding.

(b)       Cara shall have the first right, but not the obligation, at its expense, to defend against any such action relating to a Licensed Patent Right or Joint Patent in the United States.  In such case, Cara shall keep Vifor reasonably informed of the progress and results of such action and defense, including providing copies of all substantive filings and orders in any such action.  If Cara does not initiate a defense against any such action involving a Licensed Patent Right or Joint Patent within [***] following such notice, then Vifor shall have the right, but not the obligation, to defend such action at its expense, provided that Vifor shall keep Cara regularly informed of all actions taken and results of such defense.

7.9        Patent Marking.  Vifor shall ensure that all Licensed Products sold in the United States are appropriately marked to indicate all relevant Patent Rights claiming the Licensed Product or its use, in accordance with Applicable Law.

ARTICLE VIII

CONFIDENTIALITY AND PUBLICATION

8.1       Nondisclosure and Limited Use Obligations.  Each of the Parties agree that during the Term, and for a period of [***] thereafter, each Party and its Affiliates (and, with respect

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to Vifor, its Sublicensees) shall (a) maintain in confidence the Confidential Information of the other Party, using efforts to protect such information that are at least as strong as those that such Party uses to maintains its own confidential information (but in no event less than reasonable efforts), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, or as otherwise expressly permitted in this Agreement, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement.

8.2       Authorized Disclosure.  Notwithstanding anything to the contrary in this Article 8, a Party may disclose particular Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)        Prosecuting, enforcing or defending applicable Patent Rights that are the subject of this Agreement in accordance with Article 7 of this Agreement;

(b)       making filings covering Licensed Products with Regulatory Authorities in accordance with this Agreement;

(c)        complying with Applicable Law (including securities laws and the requirements of the securities exchange on which Cara’s stock is traded) or submitting information to tax or other Governmental Authorities; provided that if a Party is required by Law to make any public disclosure of Confidential Information of the other Party, to the extent it may legally do so, it will give reasonable advance notice to the other Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise);

(d)       to its Affiliates, and to employees, accountants, and lawyers, on a need to know basis, each of whom prior to disclosure must be subject to appropriate obligations of confidentiality and non-use equivalent in scope to those set forth in this ARTICLE VIII and that are of reasonable duration in view of the circumstances of the disclosure; or

(e)        to the extent mutually agreed to in writing by the Parties.

8.3       Press Releases and Other Permitted Disclosures.

(a)        Cara and Vifor each agree not to disclose any of the terms and conditions of this Agreement to any Third Party, except as described below in this Section 8.3.  The Parties will cooperate in the release of a mutually agreed upon press release, within thirty (30) days following execution of the Agreement, announcing the collaboration contemplated by this Agreement as soon as practicable after the Effective Date.  Subject to the other provisions of this Agreement, no other press release, public statement or public disclosure concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either Party, without first obtaining the written approval of the other Party, such approval not to be unreasonably withheld; provided, however, the foregoing limitation does not apply to the extent a press release, public statement or public disclosure contains information that was previously disclosed publicly.

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(b)       Either Party may disclose the existence and terms of this Agreement in confidence to its attorneys, professional accountants, auditors or other professional advisors, under an agreement with terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement (or pursuant to ethical requirements of the professional that require the recipient to preserve the confidentiality of the disclosed information).

(c)        Notwithstanding the foregoing provisions of this ARTICLE VIII, a Party may disclose the existence and terms of this Agreement (however, with it seeking to exclude, as far as legally possible, any and all technical or financial information and terms contained within the Agreement, including applicable information in Exhibits hereto, to the extent such information and terms may be redacted under a Confidential Treatment Request or similar application under Applicable Law), or the Parties’ activities under this Agreement, where such disclosure is required, as determined by the legal counsel of the disclosing Party, by Applicable Law, by applicable stock exchange regulation or by order or other ruling of a competent court, although, to the extent practicable, the other Party shall be given [***] advance notice of any such legally required disclosure to provide comments to the disclosing Party, and the disclosing Party shall use its good faith diligent efforts to reasonably consider such comments provided by such other Party on the proposed disclosure and seek to further redact the information and terms contained within the Agreement in a consistent manner, to the extent such redactions are permitted under Applicable Law.  In case either Party is obliged to publish the Agreement as a “material agreement” in accordance with the U.S. stock exchange regulations (“SEC Filing”), the Agreement shall be redacted by the filing Party as far as legally possible, as determined reasonably by the filing Party’s legal counsel, and the filing Party shall cooperate with the other Party reasonably in advance to such SEC Filing to enable the other Party to review and comment on the scope of such redaction, all in accordance with the requirements found in the immediately preceding sentence.

8.4       Data Security.  During the Term of this Agreement, each Party will maintain (and, as applicable, cause its Affiliates to maintain) reasonable environmental, safety and facility procedures, data security procedures and other safeguards against the disclosure, destruction, loss, or alteration of the other Party’s Confidential Information in the possession of such Party or its Affiliates, which efforts shall in any event be no less rigorous than those maintained by such Party for its own Confidential Information of a similar nature.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1       Representations and Warranties of the Parties.  Vifor and Cara each represent, warrant and covenant to each other Party that as of the Effective Date:

(a)        it has the authority and right to enter into and perform this Agreement and grant the rights embodied herein, and it is not aware of any legal impediment that could inhibit its ability to perform its obligations under this Agreement;

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(b)       its execution, delivery and performance of this Agreement does not constitute a breach of any order, judgment, agreement or instrument to which it is a party or is otherwise bound;

(c)        such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party’s ability to meet its obligations hereunder;

(d)       as of the Effective Date, no consent of any Third Party is required for such Party to grant the licenses and rights granted to the other Party under this Agreement or to perform its obligations hereunder;

(e)        all of such Party’s personnel and employees and Third Parties, including agents and consultants, hired by such Party and involved in the Development, manufacture or Commercialization of Compounds or Licensed Products hereunder are, or when hired will be, under a written agreement whereby they have presently assigned to such Party any right they may have in any Invention first invented, discovered, made, conceived or reduced to practice in the conduct of activities pursuant to the Global Development Program or in the Development, manufacture or Commercialization of any of such Compounds or Licensed Products, and all intellectual property rights therein;

(f)        it will not, after the Effective Date, enter into any written or oral contractual obligation with any Third Party that would conflict with the obligations that arise on its part out of this Agreement; and

(g)        no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement.

(h)       In performing under this Agreement, it and its Affiliates agree to comply with all applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”); the anti-corruption laws of the Territory; and all laws enacted to implement the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions;

(i)         It is not aware of any government official or Other Covered Party having any financial interest in the subject matter of this Agreement or in any way personally benefiting, directly or indirectly, from this Agreement.

(j)        No political contributions or charitable donations will be given, offered, promised or paid by a Party (or its Affiliate) at the request of any Government Official or Other

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Covered Party that is in any way related to this Agreement or any activity conducted pursuant to this Agreement by such Party (or its Affiliate), without the other Party’s prior written approval.

(k)       It has not been debarred by the FDA, is not the subject of a conviction described in Section 306 of the FD&C Act, and is not subject to any similar sanction of other Governmental Authorities outside the Territory, and neither it nor any of its Affiliates has used, in any capacity, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction.  Neither Party will engage, in any capacity in connection with this Agreement or any ancillary agreements, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction. Each Party will inform the other Party in writing promptly if it or any person engaged by it or any of its Affiliates who is performing services under this Agreement, or any ancillary agreements, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to each Party’s knowledge, is threatened, relating to the debarment or conviction of a Party, any of its Affiliates or any such person performing services hereunder or thereunder.

(l)         It has been and will, for the Term, be in compliance with all applicable global trade laws (including the Global Trade Control Laws), including those related to import controls, export controls or economic sanctions, and it will cause each of its Affiliates to remain in compliance with the same during the Term.  Neither Party, nor any of its Affiliates or its or their respective directors, officers, employees, agents or representatives is, or in the last five years was, a Restricted Party.  Neither Licensee nor its Affiliates or sublicensees will export, transfer, or sell the Licensed Product (i) to any country or territory that is subject to comprehensive economic sanctions administered by OFAC, which currently includes Cuba, Iran, North Korea, Sudan and Syria, as well the Crimea region of Ukraine, unless the sale of the product would be permissible if Licensee, its Affiliates or sublicensees were subject to OFAC’s jurisdiction, (ii) to any Restricted Party unless the sale of the product would be permissible if Licensee, its Affiliates or sublicensees was subject to OFAC’s jurisdiction or (iii) in such a manner that would violate the Global Trade Control Laws.

(m)      It will comply with all Applicable Law in performing its activities hereunder.

9.2       Representations and Warranties of Cara.  Cara represents, warrants and covenants to Vifor, as of the Effective Date, that:

(a)        the existing Licensed Patents Rights and Product Trademarks have been duly filed in the United States;

(b)       all applicable filing, maintenance and other fees have been timely paid for all of the Licensed Patent Rights and the Product Trademarks, including all issued patents or registered trademarks, and, to Cara’s Knowledge, all of the Licensed Patent Rights and Product Trademarks that are issued patents or registered trademarks are in full force and effect;

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(c)        (i) there is no pending or, to Cara’s Knowledge, threatened (in writing) re-examination, opposition, interference, inter partes review or claim challenging the inventorship, ownership, validity, enforceability or patentability of the Licensed Patent Rights owned by Cara or other litigation or proceeding relating to any of the Licensed Patents Rights owned by Cara and (ii) to Cara’s Knowledge, there is no pending or threatened (in writing) re-examination, opposition, interference, inter partes review or claim challenging the inventorship, ownership, validity, enforceability or patentability of the Licensed Patent Rights in-licensed by Cara or other litigation or proceeding relating to any of the Licensed Patent Rights in-licensed to Cara;

(d)       to Cara’s Knowledge, the making, having made, selling, offering for sale, using or importing of a Compound or Licensed Product (as currently existing) in the United States does not infringe any valid Patent Right or other intellectual property rights of any Third Party in the United States;

(e)        Cara has received no written notice of any claim that a patent or trade secret owned or controlled by a Third Party is or would be infringed or misappropriated by the Development, manufacture, use, sale, offer or sale, import or other Commercialization of the Licensed Compound or the Licensed Products in the U.S.;

(f)        to Cara’s Knowledge, all inventors of any Inventions that are claimed by the Licensed Patent Rights have assigned their entire right, title and interest in and to such Inventions and the corresponding Licensed Patent Rights to Cara (or to its licensor);

(g)        Cara has not assigned, transferred, conveyed, granted rights to a Third Party or otherwise encumbered its right, title and interest in Cara Product Technology in a manner inconsistent with the license rights granted to Vifor under this Agreement;

(h)       Cara is the legal and beneficial owner of the Licensed Patent Rights existing as of the Effective Date, free and clear of all liens, charges and encumbrances (other than encumbrances that do not breach the warranty in Section 9.2(g));

(i)         to Cara’s Knowledge, the conception, development and reduction to practice of the material Cara Product Technology has not constituted or involved the misappropriation of Know-How of any Third Party or the infringement of the Patent Rights of any Third Party;

(j)        Cara has not received any written notice of any unauthorized use, invalidity, infringement, or misappropriation of any material Cara Product Technology by any person or entity, including any current or former employee or consultant of Cara;

(k)        Cara has no Knowledge of any information that it believes would render unenforceable or unpatentable any claim in the Licensed Patent Rights existing as of the Effective Date.

(l)         the research, Development and manufacture of the Licensed Product conducted by Cara or its Affiliates has been conducted in material compliance with Applicable

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Law, and to Cara’s Knowledge, the research, Development and manufacture of the Licensed Product conducted by Cara’s Third Party contractors has been conducted in material compliance with Applicable Law.

As used herein, “Knowledge” means that, based on the actual knowledge of the executive officers (including General Counsel and the Head of IP) of Cara, such officers are not aware of facts that make the statement, by which the term Knowledge is qualified, materially untrue.

9.3       Representations and Warranties of Vifor.  Vifor represents, warrants and covenants to Cara that:

(a)        as of the Effective Date, it and its Affiliates do not have any ongoing program to identify, research or Develop any drug products that may be competitive with Licensed Product.

9.4       No Other Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 9.1 – 9.3, NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING AND PARTICULARLY THAT THE INTELLECTUAL PROPERTY LICENSED HEREUNDER IS NON-INFRINGING OR THAT PRODUCT(S) WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND FURTHER, THE PARTIES HEREBY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.5       Indemnification by Vifor.  Vifor shall indemnify, hold harmless and defend Cara, its Affiliates and all of their respective officers, directors, employees, agents, licensors and shareholders (collectively, the “Cara Indemnitees”) from and against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including reasonable attorneys’ fees) (“Losses”) resulting from any allegation, demand, claim, suit, action or proceeding brought or initiated by a Third Party (each a “Third Party Claim”) against any Cara Indemnitee to the extent arising out of (a) a Default by Vifor or its Affiliates; (b) the gross negligence or willful misconduct of, or violation of Applicable Law by, Vifor or its Affiliate or Sublicensee; or (c) the marketing, promotion, offer for sale, sale or use or other Commercialization of any Compound or Licensed Product by, on behalf of or under authority of, Vifor or its Affiliate, Sublicensee, Third Party distributor, or end user; provided that the foregoing defense, hold harmless and indemnity obligations shall not apply to the extent such Third Party Claim is caused by the gross negligence, willful misconduct or violation of Applicable Law by Cara or is due to any action, omission or activity covered by Section 9.6(a) or (b) below, or by an action or omission of Cara for which Cara has an indemnity obligation under the terms of the Supply Agreement with respect to defective Licensed Product supplied by Cara.  Further, Vifor shall indemnify, hold harmless and defend the Cara Indemnitees from and against any and all Losses resulting from any allegation, demand, claim, suit, action or proceeding brought or initiated by VFMCRP (or its Affiliate) against any Cara Indemnitee to the extent arising out of (a) an action or omission by

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Vifor under this Agreement (including failure to pay VFMCRP for its share of Net Profits) that is alleged or asserted to be contrary to the rights of VFMCRP under the VFMCRP Agreement; provided that the foregoing defense, hold harmless and indemnity obligations shall not apply to the extent such Third Party Claim is caused by the gross negligence, willful misconduct or violation of Applicable Law by Cara.

9.6       Indemnification by Cara.  Cara shall indemnify, hold harmless and defend Vifor and its Affiliates and all of their respective officers, directors, employees, agents, licensors and shareholders (collectively, the “Vifor Indemnitees”) from and against any and all Losses resulting from any Third Party Claim against any Vifor Indemnitee to the extent arising out of (a) a Default by Cara or its Affiliates; (b) the gross negligence or willful misconduct of, or violation of Applicable Law by, Cara or its Affiliates; or (c) the Development, offer for sale, sale or use or other Commercialization of any Compound or Licensed Product by, or on behalf of or under the authority of Cara or its Affiliate or Third Party licensee (for clarity, other than Vifor, VFMCRP, or either of its Affiliates or Sublicensees),  or the manufacture of any Compound or Licensed Product by, on behalf of or under authority of, Cara or its Affiliate (for clarity, other than Vifor or its Affiliate or Sublicensee); provided that the foregoing defense, hold harmless and indemnity obligations shall not apply to the extent such Third Party Claim is caused by the gross negligence, willful misconduct or violation of Law by a Vifor Indemnitee or is due to exclusively or solely any action, omission or activity covered by Section 9.5(a) or (b) above.

9.7       Indemnification Procedure.

(a)        To be eligible for the Cara Indemnitees to be indemnified hereunder, Cara shall provide Vifor with prompt notice of the Third Party Claim giving rise to the indemnification obligation under Section 9.5 (provided that any delay in giving such notice shall not exempt Vifor from its indemnity, hold harmless and defense obligations if such delay does not cause any material prejudice to Vifor) and the exclusive (provided that Vifor timely undertakes and continues to fully defend against the Third Party Claim) ability to defend or settle any such claim; provided however that Vifor shall not enter into any settlement for damages, or that imposes upon any Cara Indemnitee any obligation or liability, without Cara’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.  Cara shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by Vifor, provided that Vifor shall in any event control the defense of the claim or suit.

(b)       To be eligible for the Vifor Indemnitees to be indemnified hereunder, Vifor shall provide Cara with prompt notice of the Third Party Claim giving rise to the indemnification obligation under Section 9.6 (provided that any delay in giving such notice shall not exempt Cara from its indemnity, hold harmless and defense obligations if such delay does not cause any material prejudice to Cara) and the exclusive (provided that Cara timely undertakes and continues to fully defend against the Third Party Claim) ability to defend or settle any such claim; provided however that Cara shall not enter into any settlement for damages, or that imposes upon any Vifor Indemnitee any obligation or liability, without Vifor’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.  Vifor shall have the right to participate, at its

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own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by Cara, provided that Cara shall in any event control the defense of the claim or suit.

9.8       Insurance.  Each Party will, at its own expense, obtain and maintain insurance with respect to the Development and Commercialization of the Compound and the Licensed Products under this Agreement in such amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to the research, development, and commercialization of similar products.  Each Party will provide a copy of such insurance policy to the other Party upon request.

9.9       No Consequential or Punitive Damages.  EXCEPT AS OTHERWISE PROVIDED HEREIN AND EXCEPT FOR DAMAGES RESULTING FROM (a) A BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF ARTICLE VIII, OR (b) A PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY HERETO WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  FOR CLARITY, THIS SECTION 9.9 SHALL NOT LIMIT EITHER PARTY’S RIGHTS OR OBLIGATIONS UNDER SECTIONS 9.5 OR 9.6.

ARTICLE X

TERM AND TERMINATION

10.1     Term and Expiration.  This Agreement shall be effective as of the Effective Date and shall continue in effect until expiration upon the cessation of commercial sale of Licensed Product in the U.S. by Vifor and its Affiliates and Sublicensees, or until earlier termination of the Agreement pursuant to Section 10.2 (such period of effectiveness, the “Term”).

10.2     Termination.

(a)        Termination of Agreement for Cause. Except as otherwise provided in Section 10.4, if at any time during the Term a Party (the “Non-Defaulting Party”) believes that the other Party (the “Defaulting Party”) has committed a Default, then the Non-Defaulting Party may provide written notice (a “Breach Notice”) to the Defaulting Party, which Breach Notice shall identify in detail the Default, the intent to terminate the Agreement if the Default is not cured, and the actions or conduct that it considers would be a cure of such Default.  If such a Breach Notice has been provided, and such Default is not cured by the date [***] after such Breach Notice was provided, then the Non-Defaulting Party may terminate the Agreement on written notice of termination to Defaulting Party.

(b)       Termination for Bankruptcy.  Either Party shall have the right to terminate this Agreement in the event of the commencement of any proceeding in or for

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bankruptcy, insolvency, dissolution or winding up by or against the other Party (other than pursuant to a corporate restructuring) that is not dismissed or otherwise disposed of within [***] thereafter, subject to a Party’s rights and licenses that are retained under Section 2.7.

(c)        Termination by Consent.  The Parties may terminate this Agreement by mutual written consent.

(d)       Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Cara may terminate this Agreement on written notice if Vifor or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity or enforceability of any of the Licensed Patent Rights (a “Patent Challenge”); provided, however, that Cara may not terminate this Agreement pursuant to this Section 10.2(d) as a result of any Patent Challenge brought in response to an action brought against Vifor or its Affiliates or Sublicensees by Cara for infringement of any Licensed Patent in the United States.

(e)        Termination by Vifor for Convenience.  Upon the earlier of (i) the acceptance for filing of an NDA covering Licensed Product filed with the FDA (after completion of the phase 3 program), or (ii) the third anniversary of the Effective Date, Vifor may terminate this Agreement in its entirety, by providing written notice to Cara thereof, which termination will be effective 12 months following the date of such notice; provided, however, that such 12 month notice period may be shortened by mutual agreement of the Parties.

10.3     Effect of Termination.  If this Agreement terminates early in its entirety pursuant to a termination under Section 10.2 (that is, prior to expiration under Section 10.1), then:

(a)        Cara shall, within [***] after the effective date of such termination, return or cause to be returned to Vifor copies of all Vifor’s Confidential Information (other than Vifor Product Technology); for clarity, Cara may retain (i) all copies of Joint Know-How, (ii) one copy of such returned Vifor Confidential Information solely for legal archive purposes, and (iii) copies of all Vifor Product Technology (for use in exercising the license rights granted to Cara under the Agreement that survive termination of this Agreement;

(b)       Vifor’s licenses pursuant to Sections 2.1 and 2.3 shall terminate as of the effective date of termination. For clarity, notwithstanding the foregoing provision, any termination of this Agreement shall not have any effect on the VFMCRP Agreement;

(c)        within [***] after the effective date of termination Vifor shall return or cause to be returned to Cara, all copies of all Cara’s Confidential Information and all Licensed Know-How; except that Vifor may retain (i) all copies of Joint Know-How, and (ii) one copy of the Cara Confidential Information solely for legal archive purposes;

(d)       all of Vifor’s rights to use Cara Confidential Information and Cara Know-How, including with respect to Compounds and Licensed Products, shall terminate and revert exclusively to Cara, and Vifor covenants that, for [***] after the date of such termination, Vifor

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

and its Affiliates and Sublicensees shall not market, promote, use, offer for sale or sell Compound or Licensed Product (except as may otherwise be permitted in Section 10.3(f) with respect to remaining inventory);

(e)        immediately and automatically upon termination, Vifor will be deemed to grant to Cara, effective solely upon, and exercisable from and after, such termination:  (A) the exclusive, worldwide license, with full rights to grant sublicenses through multiple tiers, under Vifor’s and its Affiliates’ interest in all applicable Joint Patents as specified by Cara, such license solely to research, Develop, make, have made, use, offer for sale, sell, export and import all Compounds and Licensed Products, in the Field throughout the world; and (B) a worldwide, fully sublicenseable (through multiple tiers), non-exclusive license, under all applicable Vifor Product Technology, including all regulatory documentation and applications relating to Compound or Licensed Product, such license to research, Develop, make, have made, use, offer for sale, sell, export and import Compound and Licensed Products existing for all purposes in the United States.

(f)        Cara shall have the option, exercisable within [***] following such termination, to purchase and obtain Vifor’s and Vifor’s Affiliate’s or Sublicensee’s existing inventory of Licensed Products (or a portion of any such inventory) at the supply price paid for such Licensed Products by, and/or any costs for manufacturing, formulating, tableting and packaging the Licensed Products incurred by, Vifor, its Affiliates or their permitted Sublicensees (such supply price or costs, the “Product Price” for the applicable Licensed Product), provided that if Cara desires to exercise such option, Vifor shall provide to Cara, within [***] of request, a listing of the expiration dates for each lot in such inventory (with each lot identified by lot number), and for any such inventory purchased by Cara hereunder, Vifor shall provide to Cara a typical product warranty as to remaining shelf life, storage in accordance with cGMP, and compliance with specifications and Applicable Law.  Cara may exercise such option by written notice to Vifor during such [***] period.  In addition, if this Agreement is terminated by Cara pursuant to Section 10.2(a), then the purchase price for any Licensed Product purchased by Cara by exercise of this option shall be [***] of the Product Price for the applicable Licensed Product purchased hereunder by Cara.  If Cara does not exercise such option, Vifor, its Affiliates or their respective permitted sublicensees will be permitted to sell, subject to the payment to Cara in full of applicable royalties and any other amounts due under this Agreement, any Licensed Products in inventory (including completion for sale of any work in progress) as of the date of termination, such sales solely during the [***] period following such termination, and provided that Vifor covenants and warrants that any such sale of Licensed Product after such termination shall comply with all Applicable Laws.

(g)        Automatically and immediately upon termination of this Agreement in its entirety Vifor shall assign and transfer and hereby assigns and transfers to Cara all right, title and interest in any and all regulatory applications (such as INDs and NDAs) and Regulatory Approval applications and Regulatory Approvals in the United States covering Licensed Product.  Vifor and Vifor’s Affiliates each shall sign all documents and instruments and take all such actions as reasonable needed to effect and perfect such assignments and transfers.

(h)       If Vifor terminates this Agreement solely with respect to a particular country or countries in the United States, rather than in its entirety, pursuant to Section 10.2(e), then such

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

countries are automatically excluded from the United States, and all rights hereunder as to Compound and Licensed Product in such countries revert automatically and exclusively to Cara, and the definition of the United States for the purposes of this Agreement will automatically be amended to remove such terminated country or countries.

10.4     Termination of Vifor Marketing.   If Vifor has committed a Default of its obligations under Section 5.1, 5.2 or 5.3, then instead of proceeding under Section 10.2(a) for a remedy for such marketing Default, Cara must proceed under this Section 10.4.  In such case, Cara may provide Vifor written notice of such marketing Default, specifying in reasonable detail the basis for Cara’s assertion that a marketing Default has occurred.  Within [***] of any such Cara notice, the Senior Executives of the Parties shall meet in person and shall discuss reasonably and in good faith the Default issue and shall seek in good faith to agree on a resolution that either concludes that no such Default has occurred or that resolves the Default by Vifor committing particular resources and efforts to comply with its applicable obligations under Sections 5.1, 5.2 and/or 5.3 that were breached.  If the Parties do not agree in writing on such resolution within [***] after such Cara notice, then Cara may terminate Vifor’s rights hereunder to market and promote the Licensed Products in the U.S. by providing written notice under the process set forth below, provided Vifor has committed a Default of its obligations under Sections 5.1, 5.2 and/or 5.3.  In addition, if the Parties agree to a resolution of the Default issue hereunder that commits Vifor to devote particular resources and efforts to comply with its applicable obligations under Sections 5.1, 5.2 and/or 5.3, and Vifor thereafter fails materially to comply with the terms of the resolution, then Cara may terminate Vifor’s rights hereunder to market and promote the Licensed Products in the U.S. according to the process set forth below.  Cara shall exercise its termination rights under this Section 10.4 by giving written notice to Vifor (a “Termination of Marketing Notice”).  Upon providing such Termination of Marketing Notice, the following shall apply:

(a)        Vifor shall continue its Commercialization efforts in the U.S. as instructed by Cara, with such efforts being “ramped down” in accordance with the marketing ramp-down plan provided by Cara within [***] thereafter;

(b)       Cara shall use reasonable efforts to develop its own marketing and sales capabilities, and/or to engage a contract sales force, to market Licensed Product in the U.S., as soon as reasonably practicable after the notice is give, taking into account commercial practicalities and maintaining sales efforts in the U.S., and to undertake sales and marketing of Licensed Product in the U.S. after such capabilities and/or sales force are available, consistent with Cara’s marketing ramp-down plan;

(c)        Cara shall compensate Vifor reasonably for the sales and marketing costs incurred by Vifor under subsection (a) above;

(d)       Section 6.4 shall be deemed automatically amended so that the Marketing/Distribution Fees shall be paid by Vifor to Cara, to compensate Cara for the Commercialization efforts of Cara under this Section 10.4;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(e)        Vifor shall continue to book sales and effect the distribution of Licensed Products to customers in the U.S., and Cara shall pay Vifor a commercial reasonable distribution fee for such distribution activities.

Notwithstanding the foregoing, if Cara has served a Termination of Marketing Notice, thereafter, at Cara’s request, the Parties will meet and discuss in good faith the possibility of Vifor undertaking again the Commercialization of Licensed Product in the U.S., under the terms of Article 5, and if the Parties agree on such undertaking, the details of such undertaking shall be in a written amendment to this Agreement setting forth such details and the transition back to Vifor of all such marketing, promotion and sales activities from Cara.

10.5     Effect of Expiration or Termination; Survival.

(a)        Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other Party accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for Licensed Product(s) sold prior to such expiration or termination.  Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(b)       The following Articles and Sections:  Articles I, VI (until completion of all payments owed to Cara), VIII, X, XI and XII, and Sections 2.5, 7.1, 7.2, 9.4, 9.5, 9.6, 9.7 and 9.9, shall survive the expiration or termination of the Agreement.

ARTICLE XI

DISPUTE RESOLUTION

11.1     Seeking Consensus.  If any dispute or issue between the Parties arises out of, in connection with or related to this Agreement, including disputes over the interpretation, performance, enforcement or breach of this Agreement, including any disagreements at the JCC level described in Section 3.2(c), (any such dispute or issue, a “Dispute”), then upon the written request of either Party, the matter shall be referred to the Senior Executives, who shall meet in a good faith effort to resolve the Dispute. Any final decision mutually agreed to by the Senior Executives shall be conclusive and binding on the Parties.  If the Senior Executives are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Senior Executives) after such Dispute was first referred to them, then such Dispute shall be resolved (if at all) pursuant to the provisions of Section 11.2 or 11.4, as applicable.

11.2     Courts.  If the Parties do not fully settle or otherwise resolve a Dispute pursuant to Section 11.1, and a Party wishes to pursue the further resolution of such Dispute, then, except for Disputes arising under Section 3.2(b) (which shall be resolved under Section 11.4 below), each

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BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

such Dispute shall be finally and exclusively resolved by litigation in the courts in the State of New York.  Each Party hereby consents to the jurisdiction and proper venue of the courts in the State of New York for any such action or claim initiated by a Party in accordance with this Article XI.

11.3     Preliminary Relief.  Notwithstanding Section 11.1, a Party may seek and apply for preliminary and/or permanent injunctive relief through the equitable powers of courts in the State of New York at any time to prevent ongoing or threatened harm due to an applicable breach of this Agreement or other good cause.

11.4     Baseball Arbitration as to Particular Disputes.  If a Dispute arises under Section 3.2(b), and such Dispute is not resolved by the Senior Executives under Section 11.1, within [***] of the Dispute being referred to them, then either Party may have such Dispute resolved by “baseball arbitration” in accordance with the following provisions, by sending written notice of such arbitration:

(a)        Promptly following receipt of any notice requiring Dispute resolution pursuant to this Section 11.4, the Parties shall meet and discuss in good faith and agree on an expert panel of three individuals to resolve the issue, which expert panel shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in the negotiating and operating under license agreements in the pharmaceutical industry, and in preparing or operating under commercialization plans, and shall have some experience in mediating or arbitrating issues relating to such agreements.  If the Parties cannot agree on such expert panel within [***] of request by a Party for arbitration, then each Party shall select [***] expert for such panel and the [***] selected by the Parties shall select [***] for the panel, provided that [***] experts must meet the foregoing criteria.

(b)       Within [***] after the panel of arbitrators are selected (or appointed, as the case may be), each Party will deliver to both the expert panel and the other Party a detailed written proposal setting forth its proposed detailed Commercial Plan (or amendment or modification to, as applicable) to resolve the matter at issue in the Dispute (the “Proposed Terms” of the Party) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding ten (10) pages in length.  The Parties will also provide the expert panel a copy of this Agreement, as may be amended at such time.

(c)        Within [***] after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the expert panel (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding five (5) pages in length.  Neither Party may have any other communications (either written or oral) with the expert panel other than for the sole purpose of engaging the expert panel or as expressly permitted in this Section 11.4; provided that the expert panel may convene a hearing if the expert panel so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(d)       Within [***] after the expert panel’s receipt of both Party’s Proposed Terms, the expert panel will select one of the two Proposed Terms (without modification) provided by the Parties that the expert panel believes is most consistent with the intention underlying and agreed principles set forth in this Agreement.  The decision of the expert panel shall be final, binding, and unappealable.  The expert panel must select as the only method to resolve the Dispute at issue one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or award any other relief or take any other action.

ARTICLE XII

MISCELLANEOUS

12.1     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York and applicable federal laws of the U.S., other than any principle of conflict or choice of laws that would cause the application of the laws of any other jurisdiction.

12.2     Waiver.  Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision.  No delay or omission by a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder shall operate as a waiver of any right, power or privilege by such Party.  No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

12.3     Notices.  Unless otherwise provided for in this Agreement, all notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 12.3 and shall be: (a) delivered personally; (b) transmitted by facsimile; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent via a reputable international overnight delivery service.  Any such notice, instruction or communication shall be deemed to have been delivered (i) upon receipt if delivered by hand or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission), provided that an original document is sent via an internationally recognized overnight delivery service (receipt requested), (ii) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) Business Day after it is sent via a reputable international overnight delivery service.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

If to Cara, to:	Cara Therapeutics, Inc. 4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, CT 06902 Attention: Chief Executive Officer Facsimile:+1 (203) 406-3770
with a copies to:	Cara Therapeutics, Inc. 4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, CT 06902 Attention: Office of the General Counsel Facsimile: +1 (203) 406-3770
and:	Cooley LLP 3175 Hanover St. Palo Alto, CA 94306 USA Attn: Babak Yaghmaie, Esq.
If to Vifor, to:	Vifor (International) Ltd Rechenstrasse 37 9014 St. Gallen Switzerland Attn: CEO Fax: +41 58 851 8001
with a copy to:	Vifor Pharma Management Ltd Flughofstrasse 61 8152 Glattbrugg Switzerland Attn: Group General Counsel Fax: +41 58 851 89 07

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

12.4     Entire Agreement; Amendment.  This Agreement (including its Exhibits and Schedules) contains the complete understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings relating to such subject

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

matter.  No amendment, change or addition to this Agreement will be effective or binding on either Party unless reduced to writing and duly executed on behalf of both Parties.

12.5     Headings.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

12.6     Severability.  If any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

12.7     Assignment.  Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by any Party without the consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that (a) a Party may, without such consent, assign this Agreement, in whole or in part to any of its respective Affiliates; provided that the assigning Party shall remain jointly and severally liable with such Affiliate in respect of all obligations so assigned, and (b) a Party may assign this Agreement, without such consent, to its successor in interest in connection with the merger, acquisition, sale of all or substantially all of the assets of or similar transaction of such Party.  In addition, if a Party is acquired by or mergers with a Third Party, any Patent Rights or other intellectual property rights owned or controlled by such Third Party, as of just prior to the closing of such transaction, shall be excluded from all rights licensed by such Party to the other Party under this Agreement. Without limiting the generality of the foregoing, Vifor may assign this Agreement to VFMCRP, subject to complying with the above provisions, and upon any such assignment, all references herein to “Vifor” shall mean and refer solely to VFMCRP.

12.8     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.9     Force Majeure.  No Party shall be liable for failure of or delay in performing obligations (other than payment obligations) set forth in this Agreement, and no Party shall be deemed in breach of its obligations, if such failure or delay is due to Acts of God, a public or natural disaster, explosion, fire, flood, tornado, thunderstorm, hurricane, earthquake, war, terrorism, riot, embargo, loss or shortage of power, labor stoppage, substance or material shortage, events caused by reason of laws of any Governmental Authority, events caused by acts or omissions of a Third Party, or any other cause reasonably beyond the control of such Party, if the Party affected gives prompt notice of any such cause to the other Party.  The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled; provided, however, that such affected Party commences and continues to use its Commercially Reasonable Efforts to cure or avoid the effects

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

of such cause.  If any such delay resulting from such a force majeure exceeds [***] (from the date the applicable obligation was required to be performed), then the Party not affected by the force majeure will have the right to terminate this Agreement on written notice to the other Party, with the consequences set out in Section 10.3.

12.10   Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, other than an Cara Indemnitee under Section 9.5 or Vifor Indemnitee under Section 9.6.  No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.

12.11   Relationship of the Parties.  Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other, except as expressly provided in this Agreement.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees.  No employee or representative of a Party shall have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said other Party’s approval.  For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship under this Agreement of each Party to the other Party shall be that of independent contractor.  Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties, or to grant a Party the right to bind the other Party to any obligations to any Third Party.

12.12   Performance by Affiliates.  To the extent that this Agreement imposes obligations on Affiliates of a Party or permits a Party to exercise its rights or perform its obligations through its Affiliates, such Party agrees to cause its Affiliates to perform such obligations and shall guarantee performance of this Agreement by its Affiliates. If any disagreement arises out of the performance of this Agreement by an Affiliate of a Party, or the alleged failure of an Affiliate to comply with the conditions and obligations of this Agreement, the Party seeking to resolve such dispute shall have the right do so directly with the other Party, without any obligation to first pursue an action against, or recovery from, the Affiliate which is alleged to have caused a breach of this Agreement.

12.13   Construction.  Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.  Any reference in this Agreement to an ARTICLE, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any article, section, subsection, paragraph, clause, schedule or exhibit, of or to, as the case may be, this Agreement.  Except where the context otherwise requires, (a) wherever used, the use of any gender will be applicable to all genders; (b) the word “or” is used in the inclusive sense (and/or); (c) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications set forth herein or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

therein); (d) any reference to any Law refers to such Law as from time to time enacted, repealed or amended; (e) the words “herein”, “hereof” and hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; and (f) the words “include”, “includes” and “including” shall not limit the scope of the matter coming before such words and shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED
BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Cara Therapeutics, Inc.	Vifor (International) Ltd.

BY: /s/ Derek Chalmers	BY: /s/ Stefan Schulze
NAME: Derek Chalmers	NAME: Stefan Schulze
TITLE: CEO	TITLE: CEO

Vifor (International) Ltd.

BY: /s/ Dr. Christoph Springer
NAME: Dr. Christoph Springer
TITLE: Chief Strategy Officer

Approved and agreed with respect to Sections 2.2, 5.2 and 6.5 by Vifor Fresenius Medical Care Renal Pharma Ltd:

BY: /s/ Alfredo Merino

Alfredo Merino

CEO

BY: /s/ Marcus Kracht

Marcus Kracht

CFO

Approved by Legal: /s/ Dr. Oliver P. Kronenberg

Dr. Oliver P. Kronenberg

15-Oct-20

[Signature Page to License Agreement]

EXHIBIT 1.17

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[***]

EXHIBIT 1.30

Excluded Clinics and Programs

[***]

EXHIBIT 1.52

Trademark

KORSUVA

EXHIBIT 2.4(a)

Vifor Affiliates – Permitted Sublicensees

[***]